SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
[Amendment No.      ]

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MOODY’S CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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March 21, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Moody’s Corporation to be held on Tuesday, April 24, 2007, at 9:30 a.m. at the Company’s offices at 99 Church Street, New York, New York.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting. The Annual Report for the year ended December 31, 2006 is also enclosed.

Your vote is important. Please vote your shares whether or not you plan to attend the meeting. In addition to voting in person or by mail, stockholders of record have the option of voting by telephone or via the Internet. If your shares are held in the name of a bank, broker or other holder of record, please check your proxy card or other voting instructions to see which of these options are available to you.

Sincerely,

Raymond W. McDaniel, Jr.
Chairman and Chief Executive Officer

MOODY’S CORPORATION
99 Church Street
New York, New York 10007

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The 2007 Annual Meeting of Stockholders of Moody’s Corporation will be held on Tuesday, April 24, 2007, at 9:30 a.m. at the Company’s offices at 99 Church Street, New York, New York, for the following purposes, all as more fully described in the accompanying Proxy Statement:

1. To elect two Class III directors of the Company to each serve a three-year term;

2.	To approve the Amended and Restated 2001 Moody’s Corporation Key Employees’ Stock Incentive Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year 2007;

4. To vote on one stockholder proposal, if properly presented at the meeting; and

5. To transact such other business as may properly come before the meeting.

The Board of Directors of the Company has fixed the close of business on March 1, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors,

Jane B. Clark
Corporate Secretary

March 21, 2007

Whether or not you plan to attend the meeting in person, it is important that you complete, sign, date and promptly return the enclosed form of proxy or that you give your proxy by telephone or the Internet. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States. If you attend the meeting, you may vote in person, even if you have previously returned your proxy card or voted by telephone or the Internet.

i

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PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
OF MOODY’S CORPORATION

General

This Proxy Statement and the accompanying proxy card are being furnished to the holders of the common stock, par value $.01 per share (the “Common Stock”), of Moody’s Corporation (“Moody’s” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use in voting at the Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, April 24, 2007, at 9:30 a.m. at the Company’s principal executive offices located at 99 Church Street, New York, New York 10007. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about March 21, 2007. Moody’s telephone number is (212) 553-0300.

Annual Meeting Admission

Stockholders will need an admission ticket to enter the Annual Meeting. For stockholders of record, an admission ticket is attached to the proxy card sent to you. If you plan to attend the Annual Meeting in person, please retain the admission ticket.

If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting in person, you may obtain an admission ticket in advance by sending a written request, along with proof of share ownership such as a bank or brokerage account statement, to the Corporate Secretary of the Company at 99 Church Street, New York, New York 10007. Stockholders who do not have admission tickets will be admitted following verification of ownership at the door.

Record Date

The Board of Directors has fixed the close of business on March 1, 2007 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, there were 278,344,245 shares of Common Stock outstanding. Each holder of Common Stock entitled to vote at the Annual Meeting will be entitled to one vote per share.

How to Vote

In addition to voting in person at the Annual Meeting, stockholders of record can vote by proxy by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Specific instructions for stockholders of record who wish to use the telephone or Internet voting procedures are set forth on the enclosed proxy card.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Certain of these institutions offer telephone and Internet voting.

Special Voting Procedures for Certain Current and Former Employees

Many current and former employees of the Company have share balances in the Moody’s Common Stock Fund of the Moody’s Corporation Profit Participation Plan (the “Profit Participation Plan”). The voting procedures described above do not apply to these share balances. Instead, any proxy given by such an employee or former employee will serve as a voting instruction for the trustee of the Profit Participation Plan, as well as a proxy for any shares registered in that person’s own name (including shares acquired under the Moody’s Corporation Employee Stock Purchase Plan and/or pursuant to restricted stock awards). To allow sufficient time for voting by the trustee,

Profit Participation Plan voting instructions must be received by April 19, 2007. If voting instructions have not been received by that date, the trustee will vote those Profit Participation Plan shares in the same proportion as the Profit Participation Plan shares for which it has received instructions, except as otherwise required by law.

Quorum and Voting Requirements

The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present at the Annual Meeting, the stockholders present may adjourn the Annual Meeting from time to time, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

A plurality of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Only shares that are voted in favor of a particular nominee will be counted towards such nominee’s achievement of a plurality. Thus, shares present at the Annual Meeting that are not voted for a particular nominee, shares present in person or represented by proxy where the stockholder properly withholds authority to vote for such nominee, and broker non-votes, if any, will not be counted towards such nominee’s achievement of a plurality.

The affirmative vote of the majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to adopt the Amended and Restated 2001 Moody’s Corporation Key Employees’ Stock Incentive Plan, provided that a majority of the outstanding shares vote on the matter. If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting on the matter, the shares are considered present at the meeting for such matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. On the other hand, shares resulting in broker non-votes, if any, while present at the meeting are not entitled to vote for such matter and will have no effect on the outcome of the vote.

The affirmative vote of the majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2007. If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting on the matter, the shares are considered present at the meeting for such matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. On the other hand, shares resulting in broker non-votes, if any, while present at the meeting are not entitled to vote for such matter and will have no effect on the outcome of the vote.

The affirmative vote of the majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to adopt the stockholder proposal set forth in this Proxy Statement. Please bear in mind that the adoption of the stockholder proposal included in this Proxy Statement at the Annual Meeting would serve only as a recommendation to the Board of Directors to take the action requested by the proponent. The affirmative vote of the holders of at least 80% in voting power of the outstanding shares of Common Stock at a future stockholders’ meeting would be required in order to declassify the Board of Directors, as requested by the stockholder proposal. If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting on the matter, the shares are considered present at the meeting for such matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. On the other hand, shares resulting in broker non-votes, if any, while present at the meeting are not entitled to vote for such matter and will have no effect on the outcome of the vote.

Proxies

The enclosed proxy provides that you may specify that your shares of Common Stock be voted “For” the director nominees or to “Withhold Authority” for the nominees and “For,” “Against” or “Abstain” from voting with respect to the other proposals. The Board of Directors recommends that you vote “For” each of the two director nominees named in this Proxy Statement, “For” the approval of the Amended and Restated 2001 Moody’s Corporation Key Employees’ Stock Incentive Plan, “For” the ratification of the selection of the independent registered public accounting firm, and “Against” the stockholder proposal. All shares of Common Stock represented by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. Properly executed proxies that do not contain voting instructions will be voted in accordance with the recommendations of the Board of Directors.

It is not expected that any matter other than those referred to herein will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to such matters.

Any stockholder of record who votes by telephone or the Internet or who executes and returns a proxy may revoke such proxy or change such vote at any time before it is voted at the Annual Meeting by (i) filing with the Corporate Secretary of the Company at 99 Church Street, New York, New York 10007, written notice of such revocation, (ii) casting a new vote by telephone or the Internet or by submitting another proxy that is properly signed and bears a later date or (iii) attending the Annual Meeting and voting in person. A stockholder whose shares are owned beneficially through a bank, broker or other nominee should contact that entity to change or revoke a previously given proxy.

Proxies are being solicited hereby on behalf of the Board of Directors. The cost of the proxy solicitation will be borne by the Company, although stockholders who vote by telephone or the Internet may incur telephone or Internet access charges. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone, telecopy, email or otherwise. Such directors, officers and employees will not be specifically compensated for such services. The Company has retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee not to exceed $10,000, plus reimbursement for out-of-pocket expenses. Arrangements may also be made with custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of Common Stock held of record by such custodians, nominees and fiduciaries, and the Company may reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of the Company’s shares, your broker, bank or other nominee may seek to reduce duplicate mailings by delivering only one copy of the Company’s Proxy Statement and Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit their request to the Company by telephone at (212) 553-3638 or by submitting a written request to the Company’s Investor Relations Department, at 99 Church Street, New York, New York 10007. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

CORPORATE GOVERNANCE

In order to address evolving best practices and new regulatory requirements, the Board of Directors annually reviews its corporate governance practices and the charters for its standing committees. As a result of this review, during 2006 the Board amended the Company’s Corporate Governance Principles and the charters of its Audit Committee and its Governance and Compensation Committee. A copy of the amended Corporate Governance Principles is available on the Company’s website at www.moodys.com under the headings “Shareholder Relations — Corporate Governance — Corporate Governance Principles.” Copies of the amended Audit Committee Charter and the amended charter of the Governance and Compensation Committee are available on the Company’s website at www.moodys.com under the headings “Shareholder Relations — Corporate Governance — Committee Charters.” Print copies of the Corporate Governance Principles and the committee charters may also be obtained upon request, addressed to the Corporate Secretary of the Company at 99 Church Street, New York, New York 10007. The Audit Committee and the Governance and Compensation Committee assist the Board in fulfilling its responsibilities, as described below.

Board Meetings and Committees

During 2006, the Board of Directors met five times and had three standing committees, an Audit Committee, a Governance and Compensation Committee, which also performs the functions of a nominating committee, and an International Business Development Committee. All directors attended at least 75% of the total number of meetings of the Board and of all committees of the Board on which they served (held during the periods in which they served) in 2006. The function of the International Business Development Committee is to evaluate possible opportunities outside of the United States and to recommend to the Board areas for development. The members of the International Business Development Committee are Mr. Kist, Mr. McDaniel and Mr. Chester Murray, Executive Vice President — International of Moody’s Investors Service. The International Business Development Committee met two times during 2006. Please refer to page 17 for additional information regarding the Audit Committee, and to page 40 for additional information regarding the Governance and Compensation Committee.

Directors are encouraged to attend the Annual Meeting. All of the Company’s directors were in attendance at the 2006 Annual Meeting.

Recommendation of Director Candidates

The Governance and Compensation Committee will consider director candidates recommended by stockholders of the Company. In considering a candidate for Board membership, whether proposed by stockholders or otherwise, the Governance and Compensation Committee examines the candidate’s business experience and skills, independence, judgment and integrity, his or her ability to commit sufficient time and attention to Board activities, and any potential conflicts with the Company’s business and interests. The Governance and Compensation Committee also seeks to achieve a diversity of occupational and personal backgrounds on the Board. To have a candidate considered by the Governance and Compensation Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•	The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company, and the person’s consent to be named as a director if selected by the Governance and Compensation Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to the Corporate Secretary of the Company at 99 Church Street, New York, New York 10007, and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders. For the Company’s 2008 annual meeting, this deadline is December 27, 2007.

The Governance and Compensation Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who might be available to serve on the Board. As described above, the Committee will also consider candidates recommended by stockholders on the same basis as those recommended by current directors and executives. The Governance and Compensation Committee also, from time to time, may engage firms that specialize in identifying director candidates for the Committee’s consideration.

Once a person has been identified by or for the Governance and Compensation Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Governance and Compensation Committee determines that the candidate warrants further consideration, the chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Governance and Compensation Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.

The Lead Independent Director

The Company’s non-management directors routinely meet in executive session, without the presence of management directors or other members of management. Those sessions are presided over by a Lead Independent Director, whose responsibilities also include setting the agenda for executive sessions of the non-management directors, consulting with the Chairman and Chief Executive Officer regarding agendas, scheduling and information needs for Board and committee meetings, and acting as a liaison between the non-management directors and management. Dr. McKinnell currently serves as the Company’s Lead Director.

Codes of Business Conduct and Ethics

The Company has adopted a code of ethics that applies to its Chief Executive Officer, Chief Financial Officer and Controller, or persons performing similar functions. The Company has also adopted a code of business conduct and ethics that applies to the Company’s directors, officers and employees. A current copy of each of these codes is available on the Company’s website at www.moodys.com under the headings “Shareholder Relations — Corporate Governance — Codes of Business Conduct and Ethics.” A copy of each is also available in print to stockholders upon request, addressed to the Corporate Secretary of the Company at 99 Church Street, New York, New York 10007.

The Company intends to satisfy any disclosure requirements regarding amendments to, or waivers from, the code of ethics by posting such information on the Company’s website at www.moodys.com under the headings “Shareholder Relations — Corporate Governance — Codes of Business Conduct and Ethics.”

Director Independence

To assist it in making determinations of a director’s independence, the Board has adopted independence standards, which are set forth below and are also included in the Company’s Corporate Governance Principles, which are available on the Company’s website as set forth in the first paragraph under the “Corporate Governance” heading above. The Board has determined that Mr. Anderson, Mr. Glauber, Mr. Kist, Senator Mack, Dr. McKinnell, Ms. Newcomb and Mr. Wulff, and thus a majority of the directors on the Board, are independent under these standards. The standards adopted by the Board incorporate the director independence criteria included in the New York Stock Exchange (the “NYSE”) listing standards, as well as additional criteria established by the Board. Each of the Audit Committee and the Governance and Compensation Committee is composed entirely of independent directors. In accordance with NYSE requirements and the independence standards adopted by the Board, all members of the Audit Committee meet additional independence standards applicable to audit committee members.

An “independent” director is a director whom the Board has determined has no material relationship with the Company or any of its consolidated subsidiaries (for purposes of this section, collectively referred to as the “Company”), either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a director is not independent if:

1. the director is, or in the past three years has been, an employee of the Company, or an immediate family member of the director is, or in the past three years has been, an executive officer of the Company;

2. (a) the director, or an immediate family member of the director, is a current partner of the Company’s outside auditor; (b) the director is a current employee of the Company’s outside auditor; (c) a member of the director’s immediate family is a current employee of the Company’s outside auditor participating in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the director or an immediate family member of the director was in the past three years (but is no longer) a partner or employee of the Company’s outside auditor and personally worked on the Company’s audit within that time;

3. the director, or a member of the director’s immediate family, is or in the past three years has been, an executive officer of another company where any of the Company’s present executive officers serves or served on the compensation committee at the same time;

4. the director, or a member of the director’s immediate family, has received, during any 12-month period in the past three years, any direct compensation from the Company in excess of $100,000, other than compensation for Board service, compensation received by the director’s immediate family member for service as an employee (other than an executive officer) of the Company, and pension or other forms of deferred compensation for prior service with the Company;

5. the director is a current executive officer or employee, or a member of the director’s immediate family is a current executive officer, of another company that makes payments to or receives payments from the Company, or during any of the last three fiscal years, has made payments to or received payments from the Company, for property or services in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues; or

6. the director, or the director’s spouse, is an executive officer of a non-profit organization to which the Company or the Company foundation makes, or in the past three years has made, contributions that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues. (Amounts that the Company contributes under matching gifts programs are not included in the contributions calculated for purposes of this standard.)

An “immediate family” member includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

In assessing independence, the Board took into account that Mr. Anderson, Mr. Glauber, Mr. Kist, Senator Mack, Dr. McKinnell, Ms. Newcomb and Mr. Wulff each served during 2006, or currently serves, as directors of entities that are rated or have issued securities rated by Moody’s Investors Service, as described in the Company’s Directors and Shareholders Affiliation Policy posted on the Company’s website under the headings “Shareholder Relations — Corporate Governance — Directors and Shareholders Affiliation Policy,” and that each such entity accounted for less than 1% of the Company’s 2006 revenue. The Board found nothing in the relationships to be contrary to the standards for determining independence as contained in the NYSE’s requirements and the Company’s Corporate Governance Principles.

Communications with Directors

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may communicate with the Board of Directors or with all non-management directors as a group, with the Lead Independent Director, or with a specific director or directors, by writing to them c/o the Corporate Secretary of the Company at 99 Church Street, New York, New York 10007.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary in the office of the Company’s General Counsel for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee.

COMPENSATION OF DIRECTORS

The following table sets forth, for the fiscal year ended December 31, 2006, the total compensation of the non-management members of the Company’s Board of Directors.

					Change in
					Pension Value
					and
				Non-Equity	Nonqualified
	Fees Earned	Stock	Option	Incentive Plan	Deferred	All Other
	or Paid in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)(1)	($)(2)	($)	($)	Earnings ($)	($)(3)	($)

Basil L. Anderson	$75,000	$86,385	—	—	—	—	$161,385
Robert R. Glauber	75,000	98,489	—	—	—	—	173,489
Ewald Kist	95,000	80,129	—	—	—	—	175,129
Connie Mack	75,000	98,489	—	—	—	—	173,489
Henry A. McKinnell Jr.	95,000	98,489	—	—	—	—	193,489
Nancy S. Newcomb	75,000	61,098	—	—	—	—	136,098
John K. Wulff	95,000	86,385	—	—	—	—	181,385

(1)	In 2006, the Company’s non-employee directors received an annual cash retainer of $75,000, payable in quarterly installments. The Chairmen of the Audit Committee, the Governance and Compensation Committee, and the International Business Development Committee received an additional annual cash fee of $20,000, also payable in quarterly installments. There were no separate meeting fees paid in 2006.

A non-employee director may elect to defer receipt of all or a portion of his or her annual cash retainer until after termination of service on the Company’s Board of Directors. Deferred amounts are credited to an account and receive the rate of return earned by one or more investment options in the Moody’s Corporation Profit Participation Plan as selected by the director. Upon a change in control of the Company, a lump sum payment will be made to each director of the amount credited to the director’s deferred account on the date of the change in control, and the total amount credited to each director’s deferred account from the date of the change in control until the date such director ceases to be a director will be paid in a lump sum at that time. In addition, any notice by a director to change or terminate an election to defer his or her annual retainer given on or before the date of the change in control will be effective as of the date of the change in control rather than the end of the calendar year.

(2)	On February 8, 2006, each non-employee director received a restricted stock award under the 1998 Moody’s Corporation Non-Employee Directors’ Stock Incentive Plan (the “1998 Directors Plan”). The Governance and Compensation Committee authorized the grant of restricted stock awards for 2006 on December 13, 2005, to be effective on the third trading day following the date of the public dissemination of the Company’s financial results for 2006, which was February 8, 2006.

The amounts reported in the Stock Awards column represent the portion of the grant date fair value of the restricted stock awards made to the non-employee directors during 2006 and in prior years that was recognized as expense for financial reporting purposes during 2006 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) “Share based Payment” (FAS 123(R)), excluding, in the case of service-based awards, estimates for forfeitures. The grant date fair value for the restricted stock awards is based on the arithmetic mean of the high and low market price of the Company’s Common Stock on the grant date. The actual amount that will be realized at the time an award vests will depend upon the market price of the Company’s Common Stock at the vesting date.

The grant date fair value of the restricted stock awards granted in 2006 was $99,998, computed in accordance with FAS 123(R). These awards vest in three equal annual installments beginning on the first anniversary of the date of grant.

The aggregate number of stock awards outstanding as of December 31, 2006 for each of the Company’s non-employee directors was as follows:

		Number of
	Number of Shares	Shares of Unvested
Name	Underlying Options	Restricted Stock

Basil L. Anderson	—	3,856
Robert R. Glauber	18,000	4,109
Ewald Kist	—	3,638
Connie Mack	18,000	4,109
Henry A. McKinnell Jr.	58,360	4,109
Nancy S. Newcomb	—	3,050
John K. Wulff	—	3,856

(3)	Perquisites and other personal benefits provided to each of the Company’s non-employee directors in 2006 were, in the aggregate, less than $10,000 per director. Each non-employee director is reimbursed for travel, meals, and hotel expenses incurred in connection with attending meetings of the Company’s Board of Directors or its committees, which are generally held at the Company’s executive office. The Board of Directors typically meets once a year outside the United States in a country where the Company has operations. For those meetings, the Company pays for travel for each non-employee director and one guest of each director, as well as for their accommodations, meals, Company-arranged activities, and other incidental expenses.

ITEM 1 — ELECTION OF DIRECTORS

The Board of Directors has nominated Basil L. Anderson and Raymond W. McDaniel, Jr. for re-election as Class III directors, each for a three-year term expiring in 2010. If elected, each nominee will hold office until his term expires and until his successor is elected and qualified. Both Mr. Anderson and Mr. McDaniel are currently members of the Board of Directors. The Company expects each nominee for election as a director to be able to serve if elected. If any nominee is unable to serve, proxies will be voted for the election of such other person for director as management may recommend in the place of such nominee.

The Board of Directors recommends a vote FOR the election as directors of each of the Class III nominees listed below.

The principal occupation and certain other information (including age as of the date of this Proxy Statement) about the nominees and other directors of the Company whose terms of office continue after the Annual Meeting are set forth below.

Nominees For Class III Directors Whose Terms Expire in 2010

Basil L. Anderson
Director since April 2004

Basil L. Anderson, age 61, is a member of the Audit and Governance and Compensation Committees of the Board of Directors. Mr. Anderson served as Vice Chairman of Staples, Inc., an office products company, from September 2001 until his retirement in March 2006. Prior to joining Staples, Mr. Anderson served as Executive Vice President and Chief Financial Officer of Campbell Soup Company from April 1996 to February 2001. Prior to joining Campbell Soup, Mr. Anderson was with Scott Paper Company where he served in a variety of capacities beginning in 1975, including Vice President and Chief Financial Officer from December 1993 to December 1995. Mr. Anderson is also a director of Staples, Inc., Becton Dickinson and Company, CRA International Inc. and Hasbro, Inc.

Raymond W. McDaniel, Jr.
Director since April 2003

Raymond W. McDaniel, Jr., age 49, has served as the Chairman and Chief Executive Officer of the Company since April 2005 and is a member of the International Business Development Committee of the Board of Directors.

Mr. McDaniel served as the Company’s President from October 2004 until April 2005 and the Company’s Chief Operating Officer from January 2004 until April 2005. He has served as President of Moody’s Investors Service since November 2001. Mr. McDaniel served as the Company’s Executive Vice President from April 2003 to January 2004, and as Senior Vice President, Global Ratings and Research from November 2000 until April 2003. He served as Senior Managing Director, Global Ratings and Research, of Moody’s Investors Service, Inc. from November 2000 until November 2001 and as Managing Director, International from 1996 to November 2000. Mr. McDaniel is also a director of John Wiley & Sons, Inc.

CONTINUING DIRECTORS

Class I Directors Whose Terms Expire in 2008

Robert R. Glauber
Director since June 1998

Robert R. Glauber, age 68, is a member of the Audit and Governance and Compensation Committees of the Board of Directors. Mr. Glauber has served as a senior advisor for Peter J. Solomon Company since November 2006 and as a visiting professor at Harvard Law School in the Program on International Financial Systems since September 2006. Mr. Glauber served as Chairman and Chief Executive Officer of NASD from September 2001 to August 2006. From November 2000 to September 2001, Mr. Glauber served as President and Chief Executive Officer of NASD. From 1992 to October 2000, Mr. Glauber was an adjunct lecturer at the Center for Business and Government at the John F. Kennedy School of Government at Harvard University. From 1989 to 1992 Mr. Glauber served as Under Secretary of the Treasury for Finance. Mr. Glauber is also a director of Freddie Mac, Quadra REIT and XL Capital Ltd.

Connie Mack
Director since December 2001

Connie Mack, age 66, is a member of the Audit and Governance and Compensation Committees of the Board of Directors. Senator Mack has served as a senior policy advisor at the law firm King & Spalding LLP since February 2005 and served as a senior policy advisor at the law firm Shaw Pittman, LLP from February 2001 to February 2005. He was a United States Senator (R-FL) from 1989 to January 2001. While in the Senate, Senator Mack was the Republican Conference Chairman from 1997 to 2001, Chairman of the Joint Economic Committee from 1995 to 1997 and 1999 to 2001, and a member of the Senate Finance and Senate Banking, Housing and Urban Affairs committees. Senator Mack was Chairman of the President’s Advisory Panel on Federal Tax Reform and is also a director of Darden Restaurants, EXACT Sciences Corporation, Genzyme Corporation, Spirit Aerosystems, Mutual of America Life Insurance Company, and the H. Lee Moffitt Cancer Center

Nancy S. Newcomb
Director since February 2005

Nancy S. Newcomb, age 61, is a member of the Audit and Governance and Compensation Committees of the Board of Directors. Ms. Newcomb served as senior corporate officer, risk management, of Citigroup, a financial services company, from May 1998 until her retirement in 2004. She served as a customer group executive of Citicorp (the predecessor corporation) from December 1995 to April 1998, and as a division executive, Latin America from September 1993 to December 1995. From January 1988 to August 1993 she was the principal financial officer, responsible for liquidity, funding and capital management. Ms. Newcomb is also a director of The DIRECTV Group, Inc. and SYSCO Corporation.

Class II Directors Whose Terms Expire in 2009

Ewald Kist
Director since July 2004

Ewald Kist, age 63, is Chairman of the International Business Development Committee and is a member of the Audit and Governance and Compensation Committees of the Board of Directors. Mr. Kist was Chairman of ING Groep N.V (“ING Group”), a financial services company, from 2000 to his retirement in June 2004. Before serving as Chairman of ING Group, Mr. Kist was Vice Chairman from 1999 to 2000 and served as a member of the Executive Board from 1993 to 1999. Prior to the merger of Nationale Nederlanden and NMB Postbank Group to form ING Group in 1992, Mr. Kist served in a variety of capacities at Nationale Nederlanden beginning in 1969, including Chairman from 1991 to 1992, General Management — the Netherlands from 1989 to 1991 and President Nationale Nederlanden US Corporation from 1986-1989. Mr. Kist is also a director of The DSM Corporation, Royal Philips Electronics and the Dutch National Bank.

Henry A. McKinnell, Jr., Ph.D.
Director since October 1997

Henry A. McKinnell, Jr., age 64, is Chairman of the Governance and Compensation Committee, is a member of the Audit Committee and serves as the Lead Independent Director of the Board of Directors. Dr. McKinnell served as Chairman of the Board of Pfizer Inc. from May 2001 to December 2006 and Chief Executive Officer from January 2001 to July 2006. He served as President of Pfizer Inc from May 1999 to May 2001, and as President of Pfizer Pharmaceuticals Group from January 1997 to April 2001. Dr. McKinnell served as Chief Operating Officer of Pfizer Inc from May 1999 to December 2000, and as Executive Vice President from 1992 to 1999. Dr. McKinnell is also a director of ExxonMobil Corporation.

John K. Wulff
Director since April 2004

John K. Wulff, age 58, is Chairman of the Audit Committee and is a member of the Governance and Compensation Committee of the Board of Directors. Mr. Wulff has served as non-executive Chairman of the Board of Hercules Incorporated, a manufacturer and supplier of specialty chemical products, since December 2003. Mr. Wulff was first elected as a director of Hercules in July 2003, and served as interim Chairman from October 2003 to December 2003. Mr. Wulff served as a member of the Financial Accounting Standards Board from July 2001 until June 2003. From January 1996 until March 2001, Mr. Wulff was Chief Financial Officer of Union Carbide Corporation. During his 14 years with Union Carbide, Mr. Wulff also served as Vice President and Principal Accounting Officer from January 1989 to December 1995, and Controller from July 1987 to January 1989. From April 1977 until June 1987, Mr. Wulff was a partner with KPMG and predecessor firms (accounting and consulting firms). In addition to serving on the board of Hercules, Mr. Wulff is a director of Celanese Corporation, Fannie Mae and Sunoco, Inc.

ITEM 2 — APPROVAL OF THE AMENDED AND RESTATED 2001 MOODY’S CORPORATION
KEY EMPLOYEES’ STOCK INCENTIVE PLAN

On February 26, 2001, the Board of Directors adopted the 2001 Moody’s Corporation Key Employees’ Stock Incentive Plan (the “2001 Stock Incentive Plan”), which became effective on April 23, 2001, and which provides for grants of stock options and other equity-based awards to key employees and consultants of the Company and its subsidiaries.

On March 22, 2004, the Board of Directors approved the amendment and restatement of the 2001 Stock Incentive Plan, subject to stockholder approval at the 2004 annual meeting, to (i) provide for an increase in the number of shares of Common Stock reserved and made available for distribution under the 2001 Stock Incentive Plan, (ii) limit the total number of shares available for grants of awards other than stock options, and (iii) expand the class of persons eligible to participate by providing that key employees and consultants of the Company and its Affiliates (as defined in the 2001 Stock Incentive Plan), rather than Subsidiaries (as defined in the 2001 Stock Incentive Plan), are eligible to participate in the 2001 Stock Incentive Plan and to provide for certain terms and conditions pursuant to which restricted stock and restricted stock units may be granted. The 2004 amendments to the 2001 Stock Incentive Plan also included expense management and improvements in capital structure as additional criteria upon which the performance goals for a Performance-Based Award (as defined in the 2001 Stock Incentive Plan) may be based. The amended and restated plan was approved by stockholders at the 2004 annual meeting held on April 27, 2004.

In 2005, there was a two-for-one stock split. All numbers related to the 2001 Stock Incentive Plan reflect this split.

Proposed Amendment

On February 20, 2007, the Board of Directors approved the amendment and restatement of the 2001 Stock Incentive Plan in order (i) to reserve and make available for distribution 3,000,000 additional shares for future awards, (ii) to change the limit of the total number of shares available for grants of awards other than stock options to 8,000,000 shares, and (iii) to incorporate modifications made in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Tax Code”), as related to nonqualified deferred compensation arrangements.

The 2001 Stock Incentive Plan currently has 25,600,000 shares of Common Stock reserved and made available for distribution. As of the date of December 31, 2006, approximately 13,299,278 shares remained available for issuance in connection with future grants under the 2001 Stock Incentive Plan. In addition, as of December 31, 2006, approximately 524,841 shares remained available for issuance in connection with future grants under the 1998 Moody’s Corporation Key Employees’ Stock Incentive Plan (the “1998 Stock Incentive Plan”). In 2006, options to acquire a total of approximately 2,929,045 and 994,833 shares were awarded to employees of the Company, including executive and non-executive officers, under the 2001 Stock Incentive Plan and the 1998 Stock Incentive Plan, respectively. As a result of the limited number of remaining shares available for new awards under those plans, and the limited number of shares available for grants of awards other than stock options, the Board of Directors believes that it is appropriate at this time to amend and restate the 2001 Stock Incentive Plan in order to reserve and make available for distribution 3,000,000 additional shares for future awards and increase the limit of the total number of shares available for grants of awards other than stock options to 8,000,000. The Company has had an equity utilization rate of approximately 2.3% for annual grants since 2004. It is the Company’s current intention to continue making grants at such a rate. In asking stockholders to approve the 2001 Stock Incentive Plan as amended and restated, the stockholders are being asked to reapprove the material terms of the performance goals that may be used in granting Performance-Based Awards (as defined in the 2001 Stock Incentive Plan) in a manner that will enable the Company to take a tax deduction for any amount paid by the Company that satisfies the requirements of Section 162(m) of the Tax Code. Stockholders are also being asked to extend the ten-year life of the 2001 Stock Incentive Plan in order to provide for a new ten-year period, commencing with the approval of this 2001 Stock Incentive Plan by the stockholders at the Annual Meeting.

A copy of the Amended and Restated 2001 Moody’s Corporation Key Employees’ Stock Incentive Plan is attached to this Proxy Statement as Appendix A. The principal features of the 2001 Stock Incentive Plan, including the amendments thereto, are described below, but such description is qualified in its entirety by reference to the complete text of the plan. The amendment and restatement of the 2001 Stock Incentive Plan and reapproval of the material terms of the performance goals will not become effective unless stockholder approval is obtained at the Annual Meeting.

Summary of the Amended and Restated 2001 Moody’s Corporation Key Employees’ Stock Incentive Plan

General.  The 2001 Stock Incentive Plan permits the granting of any or all of the following types of awards: (i) stock options, including incentive stock options (“ISOs”) and non-qualified stock options; (ii) stock appreciation rights (“SARs”), including limited stock appreciation rights; (iii) restricted stock; and (iv) other equity-based awards. After the proposed amendments take effect, the 2001 Stock Incentive Plan will provide that the maximum number of shares with respect to which awards may be granted is 28,600,000 (subject to adjustment in accordance with the provisions under the caption “Adjustments Upon Certain Events” below), whether pursuant to ISOs or otherwise.

The 2001 Stock Incentive Plan also is being amended to limit the total number of shares that will be available for grants of unrestricted shares of Common Stock, restricted stock, restricted stock units or any Other Stock-Based Awards (as defined in the 2001 Stock Incentive Plan) to 8,000,000 shares. As of December 31, 2006, approximately 1,947,691 shares of restricted stock had been granted.

The maximum number of shares with respect to which awards of any and all types may be granted during a calendar year to any participant is limited, in the aggregate, to 800,000. Shares which are subject to awards which terminate, expire, are forfeited or lapse may be utilized again with respect to awards granted under the 2001 Stock Incentive Plan.

Eligibility.  Key employees (excluding members of the Governance and Compensation Committee and any person who serves only as a director) of the Company and its Affiliates, who from time to time are responsible for the management, growth and protection of the business of the Company and its Affiliates, and consultants to the Company and its Affiliates, are eligible to participate in the 2001 Stock Incentive Plan. Approximately 1,200 employees are currently eligible to participate in the 2001 Stock Incentive Plan. Since the adoption of the 2001 Stock Incentive Plan, no award has been granted thereunder to any consultant of the Company, its Subsidiaries or its Affiliates.

Administration.  The 2001 Stock Incentive Plan is administered by the Governance and Compensation Committee of the Board of Directors. The Governance and Compensation Committee has the authority to select employees or consultants to whom awards are to be granted, to determine the number of options or other types of awards to be granted to such employees and consultants and to establish the terms and conditions of such awards. The Governance and Compensation Committee has the authority to interpret the 2001 Stock Incentive Plan, to establish, amend and rescind any rules and regulations relating to the 2001 Stock Incentive Plan, and to otherwise make any determination that it deems necessary or desirable for the administration of the 2001 Stock Incentive Plan. Members of the Governance and Compensation Committee are “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Tax Code. The 2001 Stock Incentive Plan provides that if the CEO of the Company is a member of the Board of Directors, the Board of Directors may authorize him or her to grant awards of up to an aggregate of 200,000 shares in each year to participants who are not subject to the rules promulgated under Section 16 of the Exchange Act or “covered employees” as defined in Section 162(m) of the Tax Code, provided that the CEO must notify the Governance and Compensation Committee of any such grants. The Board of Directors has granted Mr. McDaniel, as CEO, this authority with respect to 200,000 shares for 2007.

Adjustments Upon Certain Events.  In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, reorganization, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of stock or other corporate exchange, or any distribution to stockholders of shares of Common Stock other than regular cash dividends, the Governance and Compensation Committee shall adjust the following to the extent necessary to achieve an equitable result: (i) the number or kind of shares or other securities issued or reserved for issuance pursuant to the 2001 Stock Incentive Plan or pursuant to the outstanding awards, (ii) the option price and/or (iii) any other affected terms of such awards. In the event of a Change in Control (as defined in the 2001 Stock Incentive Plan), awards granted under the 2001 Stock Incentive Plan shall accelerate as follows: (i) each stock option and SAR shall become immediately vested and exercisable; (ii) restrictions on awards of restricted shares shall lapse; and (iii) other equity-based awards shall become payable as if targets for the current period were satisfied at 100%.

Stock Options.  The 2001 Stock Incentive Plan provides that the option price pursuant to which Common Stock may be purchased shall be determined by the Governance and Compensation Committee, but shall not be less than the fair market value of the Common Stock on the date the option is granted. As of March 15, 2007, the closing price of the Common Stock was $63.51. The term of each option shall be determined by the Governance and Compensation Committee, but no option shall be exercisable more than 10 years after the date of grant. Payment of the purchase price shall be in cash, in shares of Common Stock held for at least six months, partly in cash and partly in such shares, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the shares being purchased, or through such other means as shall be prescribed in the award agreement. The Company currently intends that no option granted under the 2001 Stock Incentive Plan shall become exercisable in less than one year from the date of grant. If a participant’s employment terminates by reason of death or disability after the first anniversary of the date of grant, the option shall immediately vest in full and may be exercised during the five years after the date of death or disability or during the remaining stated term of the option, whichever period is shorter. Except as otherwise set forth in the 2001 Stock Incentive Plan, if a participant retires after the first anniversary of the date of grant, the option may be exercised during the shorter of the remaining stated term of the option or five years after the date of retirement, but only to the extent such option was exercisable at the time of retirement or becomes exercisable during such post-retirement exercise period as if the holder of such option were still employed by the Company or an Affiliate. If a participant’s employment terminates for any reason (other than death, disability or retirement after the first anniversary of the date of grant), each option then held by the participant may be exercised through the thirtieth day after the date of such termination, but only to the extent such option was exercisable at the time of termination. Notwithstanding the foregoing, the Governance and Compensation Committee may accelerate the vesting of unvested options held by a participant if the participant is terminated without “cause” (as defined by the Governance and Compensation Committee) by the Company.

Restricted Stock and Restricted Stock Units.  The 2001 Stock Incentive Plan provides for certain terms and conditions pursuant to which restricted stock and restricted stock units may be granted. Each grant of restricted stock and restricted stock units must be evidenced by an agreement in a form approved by the Governance and Compensation Committee. The vesting of a restricted stock award or restricted stock unit granted under the 2001 Stock Incentive Plan may be conditioned upon the completion of a specified period of employment with the Company or an Affiliate, upon attainment of specified performance goals, and/or upon such other criteria as the Governance and Compensation Committee may determine in its sole discretion. If a participant’s employment terminates by reason of death, disability or retirement after the first anniversary of the date of the award of restricted stock or restricted stock units, the restricted stock or restricted stock units will immediately vest in full and all restrictions on such awards will terminate. If a participant’s employment terminates for any reason other than death, disability or retirement, a participant’s unvested restricted stock and restricted stock units shall be forfeited. Notwithstanding the foregoing, the Governance and Compensation Committee may accelerate the vesting of unvested restricted stock or restricted stock units held by a participant if the participant is terminated without “cause” (as defined by the Governance and Compensation Committee) by the Company.

Except as provided in the applicable agreement, no shares of restricted stock may be assigned, transferred or otherwise encumbered or disposed of by the participant until such shares have vested in accordance with the terms of such agreement. If and to the extent that the applicable agreement so provides, a participant shall have the right to vote and receive dividends on the shares of restricted stock granted to him or her under the 2001 Stock Incentive Plan. Unless otherwise provided in the applicable agreement, any shares received as a dividend on such restricted stock or in connection with a stock split of the shares of restricted stock shall be subject to the same restrictions as the restricted stock. Restricted stock units may not be assigned, transferred or otherwise encumbered or disposed of by the participant until such restricted stock units have vested in accordance with the terms of the applicable agreement. Upon the vesting of the restricted stock unit (unless a deferral election as described in the following sentence has been made), certificates for shares shall be delivered to the participant or his or her legal representative on the last business day of the calendar quarter in which such vesting event occurs or as soon thereafter as practicable, in a number equal to the shares covered by the restricted stock unit. A Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Sections 162(m) and 409A of the Tax Code, elect prior to the grant of the Restricted Stock Unit and the commencement of the relevant services or, if the Restricted Stock Unit constitutes performance-based compensation within the meaning of Section 409A(a)(4)(B)(iii) of the Tax Code and is based on services performed over a period of at least 12 months, at any time but no later than six months before the end of the applicable performance period, to defer receipt of his certificates beyond the vesting date until a fixed date or the date of the Participant’s separation from service with the Company and its Affiliates (or six months following such separation from service if required by Section 409A of the Tax Code), as specified in the election to defer.

Stock Appreciation Rights.  The Governance and Compensation Committee has the authority under the 2001 Stock Incentive Plan to grant SARs independent of or in connection with stock options. Each SAR granted independently of an option entitles a participant to exercise the SAR in whole or in part and, upon such exercise, to receive from the Company an amount equal to the excess of the fair market value on the exercise date of one share of Common Stock over the exercise price per share, times the number of shares covered by the portion of the SAR so exercised. Each SAR granted in connection with an option or a portion thereof entitles a participant to surrender to the Company the unexercised option, or any portion thereof, and to receive in exchange therefor an amount equal to the excess of the fair market value on the exercise date of one share of Common Stock over the exercise price per share, times the number of shares covered by the option or portion thereof which is surrendered.

Other Stock-Based Awards.  The Governance and Compensation Committee also has the authority under the 2001 Stock Incentive Plan to grant awards of unrestricted shares of Common Stock, restricted stock, restricted stock units and other awards that are valued in whole or in part by reference to, or are otherwise based upon, the fair market value of the Common Stock. The terms and conditions of these other stock-based awards shall be determined by the Governance and Compensation Committee. Such stock-based awards may be granted in a manner that will enable the Company to deduct any amount paid by the Company under Section 162(m) of the Tax Code (“Performance-Based Awards”). A participant’s award is based on the attainment of one or more pre-established, objective performance goals established in writing by the Governance and Compensation Committee (i) at a time when the outcome for that performance period is substantially uncertain and (ii) not later than 90 days after the commencement of the performance period to which the performance goal relates, but in no event after 25% of the relevant performance period has elapsed. The performance goals are based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (xix) return on assets. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Governance and Compensation Committee determines. To the degree consistent with Section 162(m) of the Tax Code, the performance goals may be calculated without regard to extraordinary items or accounting changes. The 2001 Stock Incentive Plan provides that the maximum amount of a performance-based award to any participant for any fiscal year of the Company shall be $5,000,000. A Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) and 409A of the Tax Code, elect prior to the commencement of the relevant services or, if the Performance-Based Award constitutes performance-based compensation within the meaning of Section 409A(a)(4)(B)(iii) of the Tax Code and is based on services performed over a period of at least 12 months, at any time but no later than six months before the end of the applicable performance period, to defer payment of a Performance-Based Award until a fixed date or the date of Participant’s separation from service with the Company and its Affiliates (or six moths following such separation if required by Section 409A of the Tax Code), as specified in the election to defer.

Amendments to the 2001 Stock Incentive Plan.  The 2001 Stock Incentive Plan may be amended by the Board of Directors or the Governance and Compensation Committee, except that no amendment may be made which, without the approval of the stockholders of the Company, would (except as provided in Section 10 of the 2001 Stock Incentive Plan) increase the total number of shares reserved or change the maximum number of shares which may be granted to any participant, or that otherwise would require stockholder approval under NYSE rules or applicable law. Subject to the foregoing, with respect to participants who reside or work outside of the United States and who are not, and who are not expected to be, “covered employees” (as defined in Section 162(m) of the Tax Code), the Governance and Compensation Committee may amend the terms of the 2001 Stock Incentive Plan or awards granted thereunder in order to conform such terms with the requirements of local law.

Transferability.  Awards under the 2001 Stock Incentive Plan are not transferable otherwise than by will or by the laws of descent or distribution, except that the Governance and Compensation Committee may authorize stock options (other than ISOs) to be granted on terms which permit irrevocable transfer for no consideration by the participant to (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, parent-in-law, child-in-law or sibling-in-law, including adoptive relationships, of the participant, (ii) any trust in which these persons have more than 50% of the beneficial interest, (iii) any foundation in which these persons or the participant control the management of assets and (iv) any other entity in which these persons or the participant own more than 50% of the voting interests. In addition, the Governance and Compensation Committee may waive the non-transferability provisions of the 2001 Stock Incentive Plan (except with respect to ISOs) to the extent that such provisions are not required under any law, rule or regulation applicable to the Company.

Effectiveness.  If the 2001 Stock Incentive Plan is approved by the stockholders at the Annual Meeting, it will be effective in its amended and restated form and the material terms of the performance goals set forth therein will be treated as having been reapproved as of April 24, 2007.

Federal Income Tax Consequences.  The following is a discussion of certain U.S. federal income tax consequences relevant to participants in the 2001 Stock Incentive Plan who are subject to federal income tax and the Company. It is not intended to be a complete description of all possible tax consequences with respect to awards granted under the 2001 Stock Incentive Plan and does not address state, local or foreign tax consequences.

A participant who is granted a non-qualified stock option will not recognize income at the time the option is granted. Upon the exercise of the option, however, the excess, if any, of the market value of the stock on the date of exercise over the option price will be treated as ordinary income to the participant, and the Company will generally be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant. The participant will be entitled to a cost basis for the stock for income tax purposes equal to the amount paid for the stock plus the amount of ordinary income taxable at the time of exercise. Upon a subsequent sale of such stock, the participant will recognize short-term or long-term capital gain or loss, depending upon his or her holding period for such stock.

A participant who is granted an ISO satisfying the requirements of the Tax Code will not recognize income at the time the option is granted or exercised. The excess of the fair market value over the option exercise price is, however, included in determining the participant’s alternative minimum tax as of the date of exercise. If the participant does not dispose of shares received upon exercise of the option for one year after exercise and two years after grant of the option (the “Holding Period”), upon the disposition of such shares the participant will recognize long-term capital gain or loss based on the difference between the option exercise price and the fair market value of shares on the date of disposition. In such event, the Company is not entitled to a deduction for income tax purposes in connection with the exercise of the option. If the participant disposes of the shares received upon exercise of the ISO without satisfying the Holding Period requirement, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the option over the exercise price or (ii) the amount realized upon the disposition of such shares over the exercise price. Any further appreciation is taxed as short-term or long-term capital gain, depending on the participant’s holding period. In such event, the Company would be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant.

Upon exercise of a SAR, a participant will recognize taxable income in the amount of the aggregate cash received. A participant who is granted unrestricted shares will recognize ordinary income in the year of grant equal to the fair market value of the shares received. In either such case, the Company will be entitled to an income tax deduction in the amount of such income recognized by the participant. A participant will not recognize any income at the time an award of restricted stock or restricted stock units is granted, nor will the Company be entitled to a deduction at that time. In the year in which restrictions on shares of restricted stock lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of vesting over the amount, if any, the participant paid for the shares. A participant may, however, elect within 30 days after receiving an award of restricted stock to recognize ordinary income in the year of receipt, instead of the year of vesting, equal to the excess of the fair market value of the shares on the date of receipt over the amount, if any, the participant paid for the shares. Similarly, upon the vesting of restricted stock units, the participant will recognize ordinary income in an amount equal to the fair market value of the shares received. With respect to grants of awards of both restricted stock and restricted stock units, the Company will be entitled to a tax deduction at the same time and in the same amount as the participant recognizes income.

Section 162(m).  The 2001 Stock Incentive Plan allows certain ISOs, non-qualified stock options, SARs and other equity-based awards to be treated as qualified performance-based compensation under Section 162(m) of the Tax Code. However, the Company may, from time to time, award compensation that is not deductible under Section 162(m) of the Tax Code.

Other.  The amounts that will be received by participants in the future under the 2001 Stock Incentive Plan are not yet determinable, as awards are at the discretion of the Governance and Compensation Committee. The numbers of shares subject to options which were awarded in 2006 under the Company’s key employees’ stock incentive plans to each of the five executive officers named in the Summary Compensation Table are set forth in the table entitled “Grants of Plan-Based Awards Table,” which follows the Summary Compensation Table.

The Board of Directors recommends a vote FOR the approval of the Amended and Restated 2001 Moody’s Corporation Key Employees’ Stock Incentive Plan and reapproval of the material terms of the performance goals set forth therein.

The table below sets forth, as of December 31, 2006, certain information regarding the Company’s equity compensation plans.

Equity Compensation Plan Information

				Number of Securities
	Number of Securities		Weighted-Average	Remaining Available
	to be Issued		Exercise Price of	for Future Issuance Under
	Upon Exercise of		Outstanding	Equity Compensation Plans
	Outstanding Options,		Options, Warrants	(excluding Securities
Plan Category	Warrants and Rights		and Rights	Reflected in Column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	20,149,151	(1)	$30.48	18,213,038	(2)
Equity compensation plans not approved by security holders	0		—	0
Total	20,149,151		$30.48	18,213,038

(1)	Includes 8,994,932 options outstanding under the 2001 Stock Incentive Plan, 10,675,670 options outstanding under the 1998 Stock Incentive Plan, 245,109 options outstanding under the Dun & Bradstreet Corporation’s 1991 Key Employees’ Stock Incentive Plan (the “1991 Stock Incentive Plan”), 208,000 options issued under the 1998 Directors Plan and 25,440 options issued under the Dun & Bradstreet Corporation’s 1996 Non-Employee Directors’ Stock Incentive Plan (the “1996 Directors Plan”).

(2)	Includes 13,299,278 shares and 524,841 shares available for issuance as options, stock appreciation rights or other stock-based awards under the 2001 Stock Incentive Plan and 1998 Stock Incentive Plan, respectively, 269,709 shares available for issuance as options, shares of restricted stock or performance shares under the 1998 Directors Plan, and 4,119,210 shares available for issuance under the Company’s Employee Stock Purchase Plan. No new grants may be made under the 1996 Directors Plan, which was terminated in July 1998, or under the 1991 Stock Incentive Plan, which expired by its terms in February 2001.

ITEM 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS

The Audit Committee, in its capacity as a committee of the Board of Directors, has appointed PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2007. As a matter of good corporate governance, the Audit Committee has requested the Board of Directors to submit that selection to stockholders for ratification. PricewaterhouseCoopers LLP acted as the independent registered public accounting firm for the year ended December 31, 2006. Services provided to the Company by PricewaterhouseCoopers LLP in 2006 included the audit of the consolidated financial statements, audits of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, limited reviews of quarterly financial statements, employee benefit plan audits, consultations on various accounting matters and statutory audits of non-U.S. subsidiaries.

If the appointment of PricewaterhouseCoopers LLP is not ratified by stockholders, the Audit Committee will re-evaluate its selection and will determine whether to maintain PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm or to appoint another independent registered public accounting firm. If prior to the 2008 Annual Meeting of Stockholders, PricewaterhouseCoopers LLP ceases to act as the Company’s independent registered public accounting firm or if the Audit Committee removes PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, then the Audit Committee will appoint another independent registered public accounting firm. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2007.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit Fees

The aggregate fees for professional services rendered for the integrated audit of the Company’s annual financial statements for the years ended December 31, 2006 and 2005, for the review of the financial statements included in the Company’s Reports on Forms 10-Q and 8-K, and for statutory audits of non-U.S. subsidiaries were approximately $2.1 million (including $0.2 million not billed) in 2006 and $2.0 million in 2005. All such fees were attributable to PricewaterhouseCoopers LLP.

Audit-Related Fees

The aggregate fees billed for audit-related services rendered to the Company by PricewaterhouseCoopers LLP were approximately $0.1 million for both years ended December 31, 2006 and 2005. Such services included employee benefit plan audits and consultations concerning financial accounting and reporting standards.

Tax Fees

The aggregate fees billed for tax services rendered to the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2006 and 2005 were approximately $5,000 and $3,000, respectively. Tax services rendered by PricewaterhouseCoopers LLP principally related to tax consulting and compliance.

All Other Fees

The aggregate fees billed for all other services rendered to the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2006 and 2005 were approximately $4,000 and $11,000, respectively. Other fees principally relate to accounting research software.

THE AUDIT COMMITTEE

The Audit Committee represents and assists the Board of Directors in its oversight responsibilities relating to: the integrity of the Company’s financial statements and the financial information provided to the Company’s stockholders and others; the Company’s compliance with legal and regulatory requirements; the Company’s internal controls; and the audit process, including the qualifications and independence of the Company’s principal external auditors (the “Independent Auditors”) and the performance of the Independent Auditors, and of the Company’s internal audit function. The Audit Committee is responsible for the appointment, compensation and oversight of the Independent Auditors and, as such, the Independent Auditors report directly to the Audit Committee.

The Audit Committee has established a policy setting forth the requirements for the pre-approval of audit and permissible non-audit services to be provided by the independent registered public accounting firm. Under the policy, the Audit Committee pre-approves the annual audit engagement terms and fees, as well as any other audit services and specified categories of non-audit services, subject to certain pre-approved fee levels. In addition, pursuant to the policy, the Audit Committee has authorized its Chairman to pre-approve other audit and permissible non-audit services up to $50,000 per engagement and a maximum of $250,000 per year. The policy requires that the Audit Committee Chairman report any pre-approval decisions to the full Audit Committee at its next scheduled meeting. For the year ended December 31, 2006, the Audit Committee pre-approved all of the services provided by the Company’s independent registered public accounting firm, which are described above.

The members of the Audit Committee are Mr. Wulff (Chairman), Mr. Anderson, Mr. Glauber, Mr. Kist, Senator Mack, Dr. McKinnell and Ms. Newcomb, each of whom is independent under NYSE and Securities and Exchange Commission (“SEC”) rules and under the Company’s Corporate Governance Principles. The Board of Directors has determined that each of Mr. Anderson, Mr. Glauber, Mr. Kist, Dr. McKinnell, Ms. Newcomb and Mr. Wulff is an “audit committee financial expert” under the SEC’s rules.

Mr. Anderson currently serves on the audit committees of three other public companies. Under the NYSE rules, a member of the Audit Committee may not simultaneously serve on the audit committees of more than three public companies unless the Board of Directors determines that such simultaneous service does not impair the ability of the member to effectively serve on the Audit Committee. The Board of Directors has determined that Mr. Anderson’s simultaneous service on the three other audit committees does not impair his ability to effectively serve on the Company’s Audit Committee.

The Audit Committee held eight meetings during 2006.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2006 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP, who reports directly to the Audit Committee, the matters required by Statement on Auditing Standards Nos. 61 and 90 (Communication with Audit Committees).

The Audit Committee also has discussed with PricewaterhouseCoopers LLP its independence from the Company, including the matters contained in the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also has discussed with management of the Company and PricewaterhouseCoopers LLP such other matters and received such assurances from them as it deemed appropriate. The Audit Committee considered whether the rendering of non-audit services by PricewaterhouseCoopers LLP to the Company is compatible with maintaining the independence of PricewaterhouseCoopers LLP from the Company.

Following the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

The Audit Committee

John K. Wulff, Chairman
Basil L. Anderson
Robert R. Glauber
Ewald Kist
Connie Mack
Henry A. McKinnell, Jr.
Nancy S. Newcomb

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the number of shares of Common Stock beneficially owned as of December 31, 2006 by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (the “Company’s 5% Owners”), (ii) each director and nominee for director of the Company, (iii) each named executive officer listed in the Summary Compensation Table below (the “Named Executive Officers”), and (iv) all directors and executive officers of the Company as a group. Stock ownership information is based on (a) the number of shares of Common Stock held by directors and executive officers as of December 31, 2006 (in accordance with information supplied to the Company by them), and (b) the number of shares of Common Stock held by the Company’s 5% Owners, based on information filed with the SEC by the Company’s 5% Owners. Unless otherwise indicated and except for the interests of individuals’ spouses, the stockholders listed below have sole voting and investment power with respect to the shares indicated as owned by them. Percentages are based upon the number of shares of Common Stock outstanding on December 31, 2006, and, where applicable, the number of shares of Common Stock that the indicated person or group had a right to acquire within 60 days of such date. The table also sets forth ownership information concerning “Stock Units,” the value of which is measured by the price of the Common Stock. Stock Units do not confer voting rights and are not considered “beneficially owned” shares under SEC rules.

	Aggregate Amount of			Percentage of
	Shares Beneficially			Shares
Name	Owned(1)		Stock Units(2)	Outstanding

Basil L. Anderson	6,052		2,693	*
Jeanne M. Dering	473,774	(3)	0	*
Jennifer Elliott	51,010		0	*
Robert R. Glauber	32,238		1,568	*
John J. Goggins	224,560		0	*
Linda S. Huber	66,873		0	*
Ewald Kist	5,349		0	*
Connie Mack	29,043		0	*
Raymond W. McDaniel	1,253,757	(4)	0	*
Henry A. McKinnell, Jr.	80,690		14,053	*
Nancy S. Newcomb	3,783		0	*
John K. Wulff	8,052		4,477	*
All current directors and executive officers as a group (13 persons)	2,260,654		22,791	0.8%

	Aggregate Amount of			Percentage of
	Shares Beneficially			Shares
Name	Owned		Stock Units	Outstanding

Berkshire Hathaway Inc.	48,000,000	(5)(6)	0	17.23%
Warren E. Buffett, OBH, Inc., GEICO
Corporation, Government Employees
Insurance Company and National Indemnity
Company
1440 Kiewit Plaza
Omaha, Nebraska 68131
Davis Selected Advisers, L.P.	19,005,735	(7)	0	6.82%
2949 East Elvira Road, Suite 101
Tucson, Arizona 85706

*	Represents less than 1% of the outstanding Common Stock.

(1)	Includes the maximum number of shares of Common Stock that may be acquired within 60 days of December 31, 2006, upon the exercise of vested stock options as follows: Mr. Anderson — 0;

Ms. Dering — 416,500; Ms. Elliott — 42,005; Mr. Glauber — 18,000; Mr. Goggins — 196,775; Ms. Huber — 44,583; Mr. Kist — 0; Senator Mack — 18,000; Mr. McDaniel — 1,136,215; Dr. McKinnell — 58,360; Ms. Newcomb — 0; and Mr. Wulff — 0; and all current directors and executive officers as a group — 1,948,273. Also includes the following shares of restricted stock over which the named executive officers and directors had voting (but not dispositive) power as of December 31, 2006: Mr. Anderson — 3,856; Ms. Dering — 19,158; Ms. Elliott — 7,188; Mr. Glauber — 4,109; Mr. Goggins — 12,949; Ms. Huber — 20,339; Mr. Kist — 3,638; Senator Mack — 4,109; Mr. McDaniel — 55,758; Dr. McKinnell — 4,109; Ms. Newcomb — 3,050; and Mr. Wulff — 3,856; and all current directors and executive officers as a group — 147,884.

(2)	Consists of stock units (payable to non-employee directors after retirement), the value of which is measured by the price of the Common Stock, received under various non-employee director compensation arrangements of the Company and its predecessor. These units do not confer voting rights and are not considered “beneficially owned” shares of Common Stock under SEC rules. Additional stock units accrue over time to reflect the deemed reinvestment of dividends.

(3)	This amount includes 7,860 shares of Common Stock owned by Ms. Dering’s spouse as well as 4,266 shares held by Ms. Dering’s spouse pursuant to a 401(k) plan.

(4)	This amount includes 2,000 shares of Common Stock owned by Mr. McDaniel’s spouse.

(5)	As set forth in the Schedule 13G jointly filed with the SEC by Warren E. Buffett, Berkshire Hathaway Inc., OBH, Inc., GEICO Corporation, Government Employees Insurance Company and National Indemnity Company, (a) each of Mr. Buffett, Berkshire Hathaway Inc., OBH, Inc. and National Indemnity Company had shared voting power and shared dispositive power with respect to all of the 24,000,000 shares reported in such Schedule 13G and (b) each of GEICO Corporation and Government Employees Insurance Company had shared voting power and shared dispositive power with respect to 7,859,700 of such 24,000,000 shares. The number of shares beneficially owned as set forth in the table above has been adjusted for the May 18, 2005 stock split.

(6)	This address is listed in the Schedule 13G as the address of each of Mr. Buffett, Berkshire Hathaway Inc. and OBH, Inc. The address of National Indemnity Company is listed as 3024 Harney Street, Omaha, Nebraska 68131, and the address of each of GEICO Corporation and Government Employees Insurance Company is listed as 1 GEICO Plaza, Washington, D.C. 20076.

(7)	A Schedule 13G/A filed by Davis Selected Advisers, L.P. (“Davis”) with the SEC on January 11, 2007 reported that Davis, a registered investment adviser, had sole voting and dispositive power over 19,005,735 shares.

Stock Ownership Guidelines

In July 2004, the Board of Directors established stock ownership guidelines for non-employee directors and executives of the Company and its subsidiaries, Moody’s Investors Service and Moody’s KMV Company. Each non-employee director and executive has five years to comply with those guidelines. The ownership requirements for the Company are five times base salary for the CEO, two times base salary for the remaining executives, and five times the annual cash retainer for non-employee directors. Restricted shares and shares owned by immediate family members or through qualified Company savings and retirement plans may be used to satisfy the ownership requirements.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of and transactions in the Common Stock and other equity securities of the Company. As a practical matter, the Company seeks to assist its directors and executives by monitoring transactions and completing and filing reports on their behalf.

Based solely on the Company’s review of copies of such reports furnished to the Company and written representations that no other reports are required, the Company believes that all of its officers and directors and those greater-than-10% stockholders that filed any reports filed all of such reports on a timely basis during the year ended December 31, 2006.

COMPENSATION DISCUSSION AND ANALYSIS

Moody’s, through its two primary operating entities Moody’s Investors Service (“MIS”) and Moody’s KMV (“MKMV”), provides:

•	credit ratings, research, and analysis covering fixed income securities, other debt instruments, and the entities that issue such instruments in the global capital markets; and

•	quantitative credit risk assessment products and services, and credit processing software for banks, corporations, and investors in credit-sensitive assets.

Moody’s maintains offices in 24 countries and employs approximately 3,400 people worldwide. In recent years, Moody’s has expanded its business into developing markets through wholly-owned subsidiaries, joint ventures and affiliation agreements with local rating agencies. Its customers include a wide range of corporate and governmental issuers of securities as well as institutional investors, depositors, other creditors, investment banks, commercial banks, and other financial intermediaries.

Moody’s operates in a global marketplace in which the volume and range of credit risk-sensitive instruments has been growing steadily. Trust in and reliance upon Moody’s to provide predictive, forward-looking analysis, opinions and research about such instruments and the entities that issue them has also been growing. The Company’s core operating strategy is to position Moody’s to take advantage of growth in credit markets driven by forces such as globalization, disintermediation of financial assets and the emergence of new financial technologies.

In this environment, Moody’s long term success is dependent on a leadership team with the integrity, skills, and dedication necessary to oversee a growing global organization on a day-to-day basis. In addition, the leadership must have the vision to anticipate and respond to future market developments. Moody’s executive compensation program is designed to enable the Company to attract, motivate and retain a senior management team with the collective and individual abilities to meet these challenges. The program’s primary objective is to align executives’ efforts with the long term interests of shareholders by enhancing the Company’s reputation, financial success and relevance to the capital markets.

General Executive Compensation Philosophy

Moody’s compensates its executives, including the Named Executive Officers who are identified in the Summary Compensation Table, through a combination of base salary, annual cash incentive awards, long term equity incentive compensation and related benefits. These components are designed, in aggregate, to be competitive with comparable organizations and to align the financial incentives for the executives with the short and long term interests of shareholders.

Moody’s executive compensation program is designed to:

•	provide a competitive total compensation package that will assist in the retention of the Company’s executives and motivate them to perform at a superior level;

•	link a substantial part of each executive’s compensation to the achievement of the Company’s financial and operating objectives and to the individual’s performance; and

•	align executives’ rewards with increases in the value of shareholders’ investments.

Each year, the Governance and Compensation Committee of the Board of Directors (the “Committee”) approves financial and non-financial objectives for the Company and the Named Executive Officers that are reflected in the Company’s incentive compensation plans. Moody’s designs its annual and long term incentive compensation plans to reward company-wide performance by tying awards primarily to operating income and, for certain Named Executive Officers, earnings per share growth. In addition, Moody’s also considers the individual performance of each Named Executive Officer and other relevant criteria, such as the accomplishments of the management team as a whole.

Targeted Total Compensation

Moody’s provides a targeted total compensation level — the total amount of compensation that it will pay if Company and individual performance goals are fully met — for each of its Named Executive Officers that is consistent with each executive’s financial and non-financial objectives.

To assist in the development of targeted compensation levels, the Committee has retained a compensation consultant, Johnson & Associates, which specializes in working with financial services companies. The consultant reports directly and exclusively to the Committee and provides analysis and recommendations with regard to design, amount and terms of cash, equity and benefits for executive and director compensation at Moody’s. It also provides analysis regarding external benchmarking and general trends in financial services compensation. Initially, the consultant assists the Committee in identifying a group of relevant peer companies based on a review of financial services companies that are active in credit risk analysis, company and industry credit research, business information services, and other similar services for the investment community. Companies are then selected for the peer group based on common metrics which include revenue, number of employees and market capitalization.

Moody’s current peer group consists of:

XL Capital Suntrust Radian Everest RE Legg Mason BlackRock Assured Guaranty	Regions MBIA MGIC Ambac M&T Bank BB&T Financial Security Assurance	Northern Trust First Horizon Old Republic T. Rowe Price PMI Group A.G. Edwards Zions Bancorporation	Compass Bancshares Franklin Resources E*TRADE Financial Mellon Financial Bank of New York Raymond James

The Committee starts its analysis by looking at the total compensation for individuals in the Company’s peer group with positions comparable to the Named Executive Officers. The peer group information is reviewed in quartile ranges, in most cases targeting the 50th to 75th percentile, and is typically on a one-year lagged basis as it is derived from the information that is available through the preceding year’s proxy statement disclosures. The Committee then reviews each Named Executive Officer’s skills, experience, and performance during the prior year. It also considers broader information regarding overall market conditions and compensation trends among financial services companies. Based on this analysis, and upon a recommendation from Mr. McDaniel (other than with respect to his own compensation), the Committee establishes a targeted total compensation level for each Named Executive Officer. The Committee reviews the targeted total compensation levels of the Company’s Named Executive Officers each year.

Moody’s has also designed its executive compensation program to ensure that the compensation levels of its Named Executive Officers are linked directly to the annual and long term performance of both the Company and the individual executive. As such, Moody’s structures the mix of its executive compensation to include appropriate levels of short and long term incentives.

Components of Moody’s Executive Compensation Program

Moody’s executive compensation program consists of three primary components:

•	Base salary

•	An annual cash incentive award opportunity

•	Long term equity incentive compensation

Moody’s philosophy is to slightly overweight base salary, underweight the annual cash incentive award opportunity, and overweight long term equity incentive compensation. Moody’s believes that this allocation is appropriate for the Named Executive Officers given the need to balance the two critical objectives of the executive compensation program: first, the need to attract, retain and motivate individuals capable of and committed to performing at a consistently high level; and second, the desire to support the achievement of Moody’s near-term and longer-term financial objectives. The strong emphasis on long term equity incentive compensation, represented by a mix of stock options and restricted stock, supports Moody’s focus on long term credibility, contribution to overall company value and alignment with shareholder interests. The use of stock options in the equity mix rewards executives for superior financial performance and a strong growth orientation, both of which are well-aligned with shareholder interests. Including restricted stock in the equity mix reduces the leverage in the plan so that executives are motivated to take actions appropriate to achieving long term financial performance, while maintaining appropriate motivational elements for annual performance through a performance-based vesting schedule and any appreciation realized in the stock price.

In determining the appropriate mix, the Committee also reviews data provided by the consultant, which analyzes the percentage of performance-based cash and equity compensation offered by the Company’s peer group. Although each of these companies has a different compensation structure, all appear to provide their senior management with cash compensation of approximately 45 percent to 65 percent of total compensation, and equity compensation of approximately 35 percent to 55 percent of total compensation.

In recent years, Moody’s has provided its Named Executive Officers with actual cash compensation (base salary and annual cash incentive awards) of between 35 percent and 40 percent of total compensation and equity compensation of between 60 percent and 65 percent of total compensation. In the case of 2006 total compensation, the grant date fair value of the equity awards made to the Named Executive Officers during 2006 is reported in the Grants of Plan-Based Awards Table on page 32. Moody’s believes that this mix remains consistent with the Company’s compensation philosophy and is aligned with long term shareholder interests.

Base Salary

For executives, including the Named Executive Officers, base salary is intended to provide a fixed level of compensation for these individuals that is appropriate given their professional status, market value and accomplishments.

Each year, the Committee reviews the base salaries of Moody’s Named Executive Officers to determine whether an adjustment is warranted, based on a recommendation from Mr. McDaniel (other than with respect to his own compensation). For each individual, the Committee takes into account the scope of the individual’s responsibilities, experience and prior performance, and balances these factors against competitive market data for comparable positions. In evaluating each individual’s base salary, the Committee also considers internal equity with respect to the other executives.

The base salaries paid to the Named Executive Officers during 2006 are reported in the Summary Compensation Table on page 30.

Annual Cash Incentive Awards

Moody’s awards the Company’s executives, including the Named Executive Officers, annual cash incentives based on the achievement of Company performance objectives specified at the beginning of the performance year, and an evaluation of individual accomplishments during that year. The plan design, together with the size of the annual cash incentive award opportunity, ensures that a significant portion of each Named Executive Officer’s cash compensation is “at risk” and payable only when Moody’s shareholders have also benefited from their efforts. In the case of the Named Executive Officers whose overall annual cash compensation may, in some instances, exceed $1 million, an overall performance target is established to ensure that their award payouts that are solely attributable to and dependent upon satisfaction of such performance target will be fully deductible under the federal income tax laws.

Annual cash incentive awards are made under our Executive Performance Incentive Compensation (“EPIC”) plan. EPIC funding is driven by the Company’s long term (“normative”) growth targets. In 2006, the aggregate funding of the plan for the executives, including the Named Executive Officers, was based on the financial performance of the Company as against the growth targets of 12.5 percent operating income growth and 15 percent earnings-per-share growth. Moody’s selected earnings-per-share growth because of its direct relationship to enhancing the value of shareholders’ investments. However, since earnings-per-share growth does not always correlate directly with company operating performance, the Committee concluded that it was also important to include operating income growth as an additional performance measure.

Under EPIC, unfavorable variances in financial performance versus the growth targets can still result in partial funding. For example, full funding occurs if the growth targets described above are achieved. However, where the year’s growth reaches only one-half or less of the targeted levels, the plan may still be funded at 50 percent, with individual incentive payments, if any, subject to the approval of the Board of Directors. This feature is intended to provide sufficient flexibility to manage retention of key managers, particularly in slower growth environments, but is not intended to provide equivalent downside protection to each manager irrespective of performance. Operating income and earnings-per-share growth above the 50 percent level, but below the growth targets, results in funding between 50 percent and 100 percent of target on a linear basis and continues that way uncapped above 100 percent of target. In addition, the Committee may authorize supplemental funding to the Company-wide bonus pool, based on the recommendation of Mr. McDaniel, which may be used to make discretionary awards to individual employees, including the Named Executive Officers.

Each year, target award opportunities are established for each executive, including the Named Executive Officers, by the Committee, based on a recommendation from Mr. McDaniel (other than with respect to his own target award opportunity), and after consideration of peer group data provided by the Committee’s consultant. Each individual’s preliminary award payout amount is determined formulaically based on Moody’s performance against the growth targets described above. Mr. McDaniel may then recommend adjustments (either up or down) to this amount based on an assessment of: the individual’s accomplishments during the past year, the individual’s contribution to the strategic objectives of the Company, and consideration of any specific retention or incentive objectives for the individual. The Committee uses a similar process to establish the award payout for Mr. McDaniel.

Mr. McDaniel presents his recommendations to the Committee, which considers the proposed payouts, makes any adjustments that it deems appropriate, and determines payout amounts for each Named Executive Officer. In finalizing the award payouts, the Committee considers, among other things, the size of the award relative to the individual’s targeted total compensation, as well as the resulting weighting between cash and equity compensation. Award payouts are finalized at the Committee’s February meeting following the performance year in question and based on the prior year’s performance, and actual payouts are made typically at the beginning of March. Any discretionary payment to a Named Executive Officer in excess of the amount determined formulaically as described above will not constitute performance-based compensation and may not be deductible to the Company to the extent that any such Named Executive Officer has compensation, other than performance-based compensation, in excess of $1 million in any year.

In 2006, Moody’s achieved another year of strong financial performance while also making substantial progress on operating initiatives to sustain long-term growth. Growth exceeded the Company’s long-term targets of 12.5 percent average annual growth in operating income and 15 percent average annual growth in diluted earnings per share, underscoring both the diversity of the global fixed-income markets and management’s ability to capitalize on a range of opportunities. Moody’s surpassed $2 billion in revenue for the first time in 2006 on 18 percent growth, just four years after reaching the $1 billion mark. 2006 revenue performance was made possible by good growth in securities issuance in a number of sectors, strong ratings coverage in public fixed-income markets globally, and strong growth in research and new product sales. Additional financial highlights include: operating income of $1.26 billion, up 34 percent from $940 million in 2005; net income of $754 million, also up 34 percent from $561 million in 2005; and diluted earnings per share of $2.58, an increase of 40 percent from $1.84 in 2005.

The annual cash incentive award payouts to the Named Executive Officers for 2006 are reported in the Summary Compensation Table on page 30. Additional information about these awards is reported in the Grants of Plan-Based Awards Table on page 32.

Long Term Equity Incentive Compensation

Moody’s long term equity incentive compensation program is designed to reward the Company’s executives, including the Named Executive Officers, for their individual performance, as well as for overall Company performance over a multi-year period. Moody’s believes that long term equity incentive compensation performs an important role in retaining and motivating executives and, by providing them with appropriate long term incentives, their decisions affecting the Company will be aimed at enhancing the value of shareholders’ long term investments.

Individual long term equity incentive awards are determined by both current and long term performance. The size of each executive’s award is based on an evaluation of the individual’s performance during the prior year, together with expectations of each executive’s future performance.

Each Named Executive Officer’s long term equity incentive award is comprised of 50 percent stock options and 50 percent restricted stock, based on the fair market value of the Company’s common stock at the date of grant. Given that Moody’s executive compensation packages tend to overweight equity, Moody’s believes this mix is appropriate as the potential appreciation in stock options provides long term motivation incentives that are well-aligned with shareholders’ long term interests, while the use of restricted stock provides retention incentives (while still motivating executives over the long term through potential stock price appreciation). Restricted stock awards have the potential for both accelerated and decelerated vesting when the Company experiences strong or weak financial performance respectively, as against the Company’s growth targets.

Stock options vest through continued service over four years in annual 25 percent increments, which ensures that an executive will realize value from his or her award only if the market price of Moody’s common stock appreciates above the options’ exercise price at any time after the shares have vested. Similarly, restricted stock awards are structured to provide motivation via potential stock price appreciation as well as the potential for accelerated vesting when the Company experiences financial performance of 15 percent or greater growth in operating income. An executive’s restricted stock award vests to the extent that the Company has achieved specified performance goals. The vesting of shares in any one year is expressed as a percentage of “Target Shares” which are equal to 25 percent of the number of restricted shares granted. If annual operating income growth is less than 10 percent, 50 percent of Target Shares vest; if annual operating income growth is between 10 percent and 15 percent (inclusive), 100 percent of Target Shares vest; and if annual operating income growth is more than 15 percent, 150 percent of Target Shares vest. If the restricted shares are not fully vested on the fifth anniversary of the date of grant (due to decelerated vesting in prior years), the remaining unvested restricted shares will vest in full on the first trading day in March following the fifth anniversary of the date of grant regardless of whether the specified performance goals have been achieved. Moody’s uses operating income growth as the vesting performance trigger for these awards because it believes that this measure closely tracks whether the Company is successfully building its business over the long term.

Recently, Moody’s has evaluated the role of equity in total compensation. Year-to-year increases in the price of Moody’s common stock have materially outpaced merit-based increases in cash compensation and have led to significant shifts in the relative value of equity in the total compensation mix given a constant equity utilization rate. Despite the Company’s intention to overweight long term equity compensation, it was determined that this shift was significant enough to warrant a partial rebalancing of cash to equity compensation. In 2006, Moody’s addressed the shift in the cash-equity balance by converting a portion of the value of the equity to incentive cash compensation for all Named Executive Officers. Even with this partial rebalancing from equity to cash, Moody’s equity utilization rate still places it at the 75th percentile of the Company’s peer group, which Moody’s believes is compatible with the role that equity plays in setting targeted total compensation levels for the Named Executive Officers.

Long term equity incentive awards for Moody’s executives are determined by the Committee, based on a recommendation from Mr. McDaniel (other than for Mr. McDaniel). In making his recommendation, he considers each individual’s performance and contribution to the Company for the prior year, also factoring in his desired retention and incentive objectives for the individual.

The size and other terms and conditions of the equity awards are established at the Committee’s December meeting. At that time, the Committee also sets the date at which the awards will be formally made the following year, which is timed to follow shortly after the Company’s annual earnings release. Specifically, each equity award is effective, and the exercise price determined, as of the third trading day following the date of public dissemination of Moody’s financial results for the prior year (typically, the beginning of February). The exercise price of the stock options is set at the fair market value of the Company’s common stock on the grant date. Under Moody’s 2001 Stock Incentive Plan, “fair market value” is based on the arithmetic mean of the high and low trading prices of Moody’s common stock as reported on the New York Stock Exchange at the end of each trading day. Equity awards are only made to Named Executive Officers in accordance with this annual grant process, which has been, and will continue to be, the Company’s practice. Equity awards may also be granted on a quarterly basis in relation to new hires and management promotions at the discretion of Mr. McDaniel based on authority delegated to him by the Board. For the first three quarters of the year, the effective date is the first business day of the following quarter; for the fourth quarter, the effective date is the last business day of the year. The exercise price is determined by the same method as that used for the annual grant process.

The stock options that Moody’s grants to the Named Executive Officers are considered “performance-based compensation” for purposes of the federal income tax laws. Consequently, compensation expense resulting from the exercise of these options is fully deductible.

The grant date fair value of the long term equity incentive awards made to the Named Executive Officers during 2006 is reported in the Grants of Plan-Based Awards Table on page 32. Additional information on these awards, including the number of shares subject to each award, is also reported in this Table.

Additional Executive Compensation Policies

To further the objectives of Moody’s executive compensation program, it has adopted a number of supplemental policies.

Retirement Benefits.  Moody’s provides retirement benefits to its Named Executive Officers under a series of defined benefit and defined contribution pension plans.

The defined benefits pension plans are the Retirement Account, the Pension Benefit Equalization Plan (“PBEP”) and the Supplemental Executive Benefit Plan (“SEBP”). The Retirement Account is a broad-based tax-qualified defined benefit pension plan that is open to all Moody’s U.S. employees. The PBEP is a non-tax-qualified defined benefit pension plan that restores benefits to participants in the Retirement Account that would otherwise be lost due to limitations under the federal income tax laws on the provision of benefits under tax-qualified defined benefit pension plans. The Retirement Account, together with the PBEP, provides income upon retirement based on a percentage of annual compensation. The SEBP is a non-tax-qualified supplemental executive retirement plan that provides more generous benefits than the PBEP for designated executive officers, including several of the Named Executive Officers.

Moody’s also offers its U.S. employees, including the Named Executive Officers, the opportunity to participate in a tax-qualified defined contribution plan, the Profit Participation Plan (“PPP”). In addition, U.S. employees, including the Named Executive Officers, whose participation in the PPP is restricted due to limitations under the federal income tax laws on the provision of benefits under tax-qualified defined contribution plans, participate in the Profit Participation Benefit Equalization Plan (“PPBEP”). This plan is a non-tax-qualified defined contribution plan that provides an annual credit to each participant’s account in the PPBEP equal to the amount of the Company contribution that would have been made to each individual’s PPP account if the participant had been allowed to continue contributions beyond the limitations related to the plan.

These plans provide Moody’s U.S. employees with the opportunity to accumulate retirement benefits and, with the exception of the SEBP, these plans are open to all eligible U.S. employees. Moody’s also makes contributions on behalf of one of its Named Executive Officers, Ms. Elliott, to the defined contribution retirement plan open to all Australian employees as required by Australia’s Superannuation Guarantee Law.

Moody’s believes that the total amount of retirement benefits made available to its Named Executive Officers under these plans contributes to a level of total compensation consistent with its executive compensation philosophy.

Moody’s retirement benefits are more generous than those offered at the majority of companies in the Company’s peer group: the benefits for some of the Named Executive Officers represent approximately 10 percent of total compensation (targeted total compensation plus retirement benefits). By comparison, retirement benefits at peer group companies usually comprise a smaller percentage of a total compensation package (that is, for the peer group, the value of defined benefit pension plan and similar payments for comparable executives is approximately 5 percent). However, when retirement benefits are added to targeted total compensation, the Named Executive Officers are within the targeted range of market compensation. For example, Mr. McDaniel’s total compensation including retirement benefits is at the 60th percentile for the chief executive officers of the Company’s peer group.

The actuarial present values of the accumulated pension benefits of the Named Executive Officers who participate in these plans as of the end of 2006, as well as other information about each of Moody’s defined benefit pension plans, are reported in the Pension Benefits Table on page 35. The account balances of the Named Executive Officers who participate in the Profit Participation Benefit Equalization Plan as of the end of 2006, as well as other information about this plan, are reported in the Summary Compensation Table on page 30.

Employment Agreements.  Moody’s does not enter into employment agreements with its executives, including the Named Executive Officers. All of the Company’s executives are “at will” employees. This practice is consistent with Moody’s goal to maximize the amount of “at risk” compensation of its executives.

Severance Agreements.  To attract and retain qualified individuals, Moody’s provides severance benefits to its executive officers, including the Named Executive Officers. While having such a plan in place is an important tool in Moody’s retention efforts, and is in the best long term interest of shareholders, the plan is not designed to reward individuals who have not performed to expectations or who have engaged in conduct that is detrimental to the Company and its shareholders.

Accordingly, Moody’s Career Transition Plan (“CTP”) is designed to compensate executives in the following situations: (i) where there has been a reduction in the Company’s workforce or elimination of specific jobs, (ii) where the individual’s job performance has not met expectations (but does not involve a basis for terminating his or her performance for cause), or (iii) where the Company has agreed with an individual that it is in the mutual best interests of the parties to sever the employment relationship. For these purposes, “cause” means willful malfeasance or misconduct, a continuing failure to perform his or her duties, a failure to observe Moody’s material policies, or the commission of a felony or any misdemeanor involving moral turpitude.

The CTP provides payments and benefits to individuals for what Moody’s believes to be a reasonable period for them to find comparable employment. It also affords both Moody’s and the individual the motivation to resolve any potential claims or other issues between the parties with finality, which helps minimize distractions for management and protect the interests of shareholders. Finally, to protect Moody’s competitive position, each executive, including each Named Executive Officer, is required, as a condition of receiving payment, to sign a severance and release agreement that prohibits them from engaging in conduct that is detrimental to Moody’s, such as working for certain competitors; soliciting customers or employees after employment ends; and disclosing confidential information the disclosure of which would result in competitive harm to Moody’s.

Under the CTP, an eligible executive is paid 52 weeks of salary continuation (26 weeks if he or she is leaving the Company because of unsatisfactory job performance). During the applicable salary continuation period, the executive receives medical, dental, and life insurance benefits and is entitled to make use of the Company’s then-current outplacement services. In addition, the executive is entitled to receive any benefits that he or she otherwise would have been entitled to receive under Moody’s retirement plans, although those benefits are not increased or accelerated.

Except where the executive officer is leaving the Company because of unsatisfactory job performance, he or she also receives:

•	a pro rata portion of his or her actual annual cash incentive for the year (as long as he or she has been employed for at least six full months during that year); and

•	financial planning and counseling services during the salary continuation period.

The CTP gives Mr. McDaniel the discretion to reduce or increase the benefits payable, or otherwise modify the terms and conditions applicable, to an executive (other than to himself) under the plan.

Moody’s believes that these payment arrangements are similar to the general practice among the Company’s peer group, although it has not benchmarked the severance practices of Moody’s peer companies.

The estimated payments and benefits payable to the Named Executive Officers assuming an event triggering payment under the CTP as of the last day of 2006 are reported in the discussion of Potential Payments Upon Termination or Change-in-Control on page 37.

Change in Control Arrangements.  So that Moody’s executives are motivated to pursue potential transactions that would enhance the value of shareholders investments, Moody’s believes it is important to provide certain arrangements upon a potential change of control of the organization. While Moody’s does not provide specific change in control agreements for its executives, the Company’s 2001 Stock Incentive Plan provides for accelerated vesting of outstanding awards, including stock options and restricted stock awards, upon a change in control of the Company. A “change in control’’ is defined to include: (i) a person acquiring more than 20 percent of the voting power of the Company’s then outstanding securities; (ii) the shareholders of the Company approving a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would not change the current voting power position; or (iii) the shareholders of the Company approving a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets. Relative to the overall value of the Company, however, the value of this potential change in control benefit is minor.

The estimated payments and benefits payable to the Named Executive Officers assuming a change of control of the Company as of the last day of 2006 are reported in the discussion of Potential Payments Upon Termination or Change-in-Control on page 37.

Perquisites and Other Personal Benefits.  Moody’s does not provide perquisites or other personal benefits with an aggregate value of $10,000 or more to its executives, including the Named Executive Officers. Moody’s believes this practice is consistent with the Company’s policy to maximize the amount of “at risk” compensation of our executive officers.

Stock Ownership Guidelines.  In July 2004, Moody’s adopted stock ownership guidelines for its executives, including the Named Executive Officers, and its non-employee directors. Moody’s believes that these guidelines encourage its executive officers to act as owners by requiring them to acquire and maintain a meaningful stake in the Company, which helps align the executives’ interests with those of the Company’s shareholders.

The guidelines are intended to satisfy an individual’s needs for portfolio diversification, while ensuring that Moody’s executives maintain an equity interest in the Company ownership at a level sufficient to assure shareholders of their commitment to value creation. Executive officers are expected, over a five-year period, to acquire and hold shares of the Company’s common stock equal in value to a specified multiple of their base salary (which varies based on position). The current required ownership levels for the Named Executive Officers are:

Ownership
Level
Named Executive Officer	Multiple

Raymond W. McDaniel	5
Linda S. Huber	2
Jeanne M. Dering	2
John J. Goggins	2
Jennifer Elliott	2

Restricted shares and shares owned by immediate family members or through the Company’s tax-qualified savings and retirement plans count toward satisfying the guidelines. Stock options, whether vested or unvested, do not count toward satisfying the guidelines. The guidelines for an individual executive officer may be suspended at the discretion of the Board of Directors in situations that it deems appropriate.

The actual stock ownership of the Named Executive Officers as of December 31, 2006, based on the closing price of the Common Stock on December 29, 2006, was:

		Actual Shares	Value of
Named Executive Officer	Target Value	Owned	Shares Owned

Raymond W. McDaniel	$4,500,000	117,542	$8,117,451
Linda S. Huber	951,000	22,290	1,539,347
Jeanne M. Dering	943,600	57,274	3,955,342
John J. Goggins	702,000	27,785	1,918,832
Jennifer Elliott	669,311	9,005	621,885

On December 31, 2006, each of the Named Executive Officers, apart from Ms. Elliott, exceeded their ownership targets. Ms. Elliott’s actual stock ownership is slightly below the target, and consistent with the guidelines given her two-year tenure in her current position.

Tax Deductibility Policy.  While Moody’s generally seeks to ensure the deductibility of the incentive compensation paid to the Company’s executives, the Committee intends to retain the flexibility necessary to provide cash and equity compensation in line with competitive practice, Moody’s compensation philosophy, and the best interests of shareholders even if these amounts are not fully tax deductible.

Section 162(m) of Tax Code limits income tax deductibility of compensation in excess of $1 million paid to the chief executive officer and the four other most highly compensated individuals serving as executive officers of the Company at the end of the fiscal year to compensation that is “performance-based” as defined under the income tax regulations. Stock options awarded under the Company’s shareholder approved stock incentive plans are performance-based, and any amounts required to be included in an executive’s income upon the exercise of options do not count toward the $1 million limitation. For other compensation to be performance-based under the regulations, it must be contingent on the attainment of performance goals the material terms of which are approved by shareholders and the specific objectives of which are established by, and attainment of which objectives are certified by, a committee of the Board which consists entirely of independent directors.

Under Moody’s annual cash incentive plan for the Named Executive Officers whose compensation is likely to be in excess of $1 million, annual bonuses are preliminarily funded on the basis of achievement relative to quantitative measures of performance and then are subject to negative discretion based on the degree of achievement of qualitative objectives. The Committee can also make positive adjustments based on achievement of qualitative objectives, but such adjustments may not be tax deductible.

SUMMARY COMPENSATION TABLE FOR 2006

The following table sets forth, for the year ended December 31, 2006, the total compensation of the Company’s Named Executive Officers. The Named Executive Officers for 2006 include Moody’s Principal Executive Officer, its Principal Financial Officer and the three most highly-compensated executive officers of the Company (other than the Principal Executive Officer and Principal Financial Officer) who were serving as executive officers at the end of the last completed fiscal year.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)(2)	($)(3)	($)(4)	($)(5)	($)(7)	($)

Raymond W. McDaniel	2006	$900,000	(1)	$1,708,913	$1,826,666	$1,863,490	$1,709,230	$187,468	$8,195,767
Chairman and Chief Executive Officer
Linda S. Huber	2006	475,500	(1)	647,508	427,974	730,000	165,511	80,430	2,526,923
Executive Vice President and Chief Financial Officer
Jeanne M. Dering	2006	471,800	(1)	580,458	716,898	570,000	949,367	76,682	3,365,205
Executive Vice President — Global Regulatory Affairs & Compliance
John J. Goggins	2006	351,000	(1)	393,496	475,764	412,000	174,761	50,898	1,857,919
Senior Vice President and General Counsel
Jennifer Elliott(8)	2006	333,387	(1)	219,138	208,497	315,000	(6)	192,501	1,268,523
Vice President and Chief Human Resources Officer

(1)	The Company paid no discretionary bonuses to the Named Executive Officers for 2006. Payments under the Company’s annual cash incentive program for 2006 are reported in the Non-Equity Incentive Plan Compensation column.

(2)	The amounts reported in the Stock Awards column represent the portion of the grant date fair value of the restricted stock awards made to the Named Executive Officers during 2006 and in prior years that was recognized as expense for financial reporting purposes during 2006 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) “Share based Payment” (FAS 123(R)), excluding, in the case of service-based awards, estimates for forfeitures. The grant date fair value for the restricted stock awards is based on the arithmetic mean of the high and low market price of the Company’s Common Stock on the grant date. The actual amount that will be realized at the time an award vests will depend upon the market price of the Company’s Common Stock at the vesting date.

(3)	The amounts reported in the Option Awards column represent the portion of the grant date fair value of the stock option grants made to the Named Executive Officers during 2006 and in prior years that was recognized as expense for financial reporting purposes during 2006 in accordance with FAS 123(R), excluding, in the case of service-based option award, estimates for forfeitures. The assumptions made in calculating these grant date fair value amounts, except as indicated in footnote (4) to the Outstanding Equity Awards at Fiscal Year-End Table, are incorporated herein by reference to the discussion of those assumptions under the heading “Stock-Based Compensation” in the Management’s Discussion and Analysis and Note 11 (in 2006 and 2005) and Note 9 (in 2004) to the financial statements as contained in the Company’s Annual Reports on Form 10-K filed with the SEC on March 1, 2007, March 1, 2006 and March 8, 2005. The actual amount that will be realized, if any, upon the exercise of an option will depend upon the extent to which the market price of the Company’s Common Stock exceeds the option exercise price at the time the option is exercised. The exercise price of these awards is equal to the arithmetic mean of the high and low market price of the Company’s Common Stock on the grant date.

(4)	The amounts reported in the Non-Equity Incentive Plan Compensation column represent the amounts earned by the Named Executive Officers for 2006 under the Company’s annual cash incentive program. These amounts were actually paid on March 7, 2007. For a description of this program, see “Annual Cash Incentive Awards” in the Compensation Discussion and Analysis on page 23.

(5)	The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column represent the aggregate change during 2006 in the actuarial present value of the Named Executive Officers’ accumulated benefits under the Company’s Retirement Account, Pension Benefit Equalization Plan, and Supplemental Executive Benefit Plan (“SEBP”). For a description of these plans, see the Pension Benefits Table on page 35. The change in the actuarial present value year over year is largely driven by the impact on the SEBP component of the following variables: one additional year of service and pay; one less year of discounting in the present value calculation; and annual assumption changes (such as the discount rate or mortality assumption). Note in particular that the change in the actuarial present value of Mr. McDaniel’s SEBP is driven in part by his assumption of the role of Chairman and Chief Executive Officer in April 2005 and hence the impact of higher total compensation. None of the Named Executive Officers received any “above-market” or “preferential” earnings on nonqualified deferred compensation during 2006 as the Company does not maintain any nonqualified deferred compensation plans or arrangements for its employees.

(6)	Ms. Elliott does not participate in the Company’s U.S. retirement plans. Instead, a contribution is made by the Company’s Australian subsidiary on her behalf to the retirement plan for its employees as required by Australia’s Superannuation Guarantee Law.

(7)	The amounts reported in the All Other Compensation column comprise the following compensation items:

		Company		Dividends or
		Contributions		Other
		to Vested and		Earnings	Payments
	Perquisites	Unvested		Paid on	Relating to
	and Other	Defined		Stock or	Overseas
	Personal	Contribution		Option	Assignments
Name	Benefits(a)	Plans(b)		Awards(d)	$		Total

Raymond W. McDaniel	—	$184,307		$3,161	—		$187,468
Linda S. Huber	—	79,680		750	—		80,430
Jeanne M. Dering	—	75,348		1,334	—		76,682
John J. Goggins	—	50,049		849	—		50,898
Jennifer Elliott	—	61,144	(c)	—	$131,357	(e)	192,501

(a)	Perquisites and other personal benefits provided to each of the Company’s Named Executive Officers in 2006 were, in the aggregate, less than $10,000 per individual.

(b)	These amounts represent the aggregate annual Company contributions to the accounts of the Named Executive Officers under the Company’s Profit Participation Plan and payments under the Profit Participation Benefit Equalization Plan. The Profit Participation Plan is a tax-qualified defined contribution plan. The Profit Participation Benefit Equalization Plan is a non-tax-qualified defined contribution plan that provides a payment to each Named Executive Officer who participates in the Profit Participation Plan equal to the amount of the Company contribution that would have been made to each individual’s Profit Participation Plan account but for the limitations of the federal income tax laws. The payments were made to the Named Executive Officers in March, 2007.

(c)	The amount reported for Ms. Elliott represents a contribution by the Company’s Australian subsidiary on her behalf to the retirement plan for its employees as required by Australia’s Superannuation Guarantee Law.

(d)	These amounts represent dividend equivalents paid on restricted stock awards that vested during 2006.

(e)	During 2006, the Company provided certain benefits to Ms. Elliott related to her expatriate status. These benefits included rent ($62,000), a goods and services allowance ($26,433), home leave ($31,278), a car lease ($8,029), and miscellaneous expenses ($3,617).

(8)	Ms. Elliott’s compensation is reported in U.S. dollars. Certain elements of her compensation are paid, however, in Australian dollars. An exchange rate of 0.7884 as established by The Federal Reserve Bank of New York as of December 29, 2006 has been used to convert the payment amounts to U.S. dollars.

GRANTS OF PLAN-BASED AWARDS TABLE FOR 2006

The following table sets forth, for the year ended December 31, 2006, information concerning each grant of an award made to the Company’s Named Executive Officers in 2006 under any plan.

						Estimated Future
						Payouts	All Other Option
						Under Equity	Awards: Number	Exercise or
			Estimated Future Payouts Under			Incentive	of Securities	Base Price
		Author-	Non-Equity Incentive Plan Awards			Plan Awards(3)	Underlying	of Option	Grant Date
		ization	Threshold	Target	Maximum	Target	Options	Awards	Fair
Name	Grant Date	Date(1)	($)	($)(2)	($)	(#)	(#)(4)	($/Sh)(5)	Value(6)

Raymond W. McDaniel			n/a	$1,320,000	n/a

	02/08/2006	12/13/2005				36,094			$2,277,170

	02/08/2006	12/13/2005					114,223	$63.09	2,277,150

Linda S. Huber			n/a	468,700	n/a

	02/08/2006	12/13/2005				14,220			897,140

	02/08/2006	12/13/2005					45,000	$63.09	897,120

Jeanne M. Dering			n/a	448,200	n/a

	02/08/2006	12/13/2005				11,060			697,775

	02/08/2006	12/13/2005					35,000	$63.09	697,760

John J. Goggins			n/a	270,600	n/a

	02/08/2006	12/13/2005				7,742			488,443

	02/08/2006	12/13/2005					24,500	$63.09	488,432

Jennifer Elliott			n/a	187,371	n/a

	02/08/2006	12/13/2005				4,740			299,047

	02/08/2006	12/13/2005					15,000	$63.09	299,040

(1)	The Governance and Compensation Committee authorized the grant of restricted stock awards and stock options for 2006 on December 13, 2005, to be effective on the third trading day following the date of the public dissemination of the Company’s financial results for 2006, which was February 8, 2006.

(2)	These awards were granted in 2006 under the Company’s annual cash incentive program. The Governance and Compensation Committee determines the aggregate funding of the program based on the financial performance of the Company, including the Company’s growth in operating income and earnings per share compared with its intermediate- term growth targets, and uses discretion in determining individual cash incentive award payouts. For additional information on the annual cash incentive program, see the Compensation Discussion and Analysis on page 21. The program has a minimum funding level of 50% regardless of the Company’s financial performance in a given year which may be used to reward designated executive officers who have achieved one or more line of business strategic objectives even though overall Company performance would not otherwise warrant funding of the plan. These awards were earned during 2006 and were paid in March 2007. The amounts paid are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 30.

(3)	These awards were made under the Company’s 2001 Stock Incentive Plan, as amended and restated on April 27, 2004. Subject to the Named Executive Officer’s continued employment through each vesting date, the vesting of these restricted stock awards in any one year generally depends on the financial performance of the Company. Twenty-five percent of the total number of shares subject to an award represents the “Target Shares” for each vesting year. If the Company’s annual operating income growth in any one year is (i) less than 10%, then 50% of the Target Shares will vest; (ii) between 10% and 15% (inclusive), then 100% of the Target Shares will vest; and (iii) greater than 15%, then 150% of the Target Shares will vest. Notwithstanding the possibility of accelerated vesting in any year of operating income growth greater than 15%, no more than 100% of the total number of shares subject to an award will vest, and all shares will vest in full, if not previously vested, five years from the grant date, subject to the Named Executive Officer’s continued employment through such date, regardless of whether the specified performance goals have been achieved. The 2001 Stock Incentive Plan provides that an award that is outstanding for at least one year vests in full upon the recipient’s retirement. Dividends are accumulated and paid, without interest, when the underlying shares vest.

(4)	These stock option awards were made under the Company’s 2001 Stock Incentive Plan, as amended and restated on April 27, 2004. They are exercisable in four equal annual installments beginning on the first anniversary of the date of grant, February 8, 2007 and expire on February 8, 2016.

(5)	The exercise price of these awards is equal to the arithmetic mean of the high and low market price of the Company’s Common Stock on the grant date.

(6)	The February 8th grant date fair value for the restricted stock awards is based on the arithmetic mean of the high and low market price of the Company’s Common Stock on the grant date. The February 8th grant date fair value for stock options is based on the Black-Scholes option valuation model, applying the following assumptions; an expected stock-price volatility factor of 23%; a risk-free rate of return of 4.589%; a dividend yield of 0.444%; and an expected time of exercise of 6 years from the date of grant. The Black-Scholes model is premised on the immediate exercisability and transferabililty of the options, neither of which applies to the options set out in the table above. The actual amounts realized, if any, will depend on the extent to which the stock price exceeds the option exercise price at the time the option is exercised.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE FOR 2006

The following table sets forth information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each of the Company’s Named Executive Officers outstanding as of December 31, 2006. The market value of the shares that have not vested is based on the closing market price of the Company’s Common Stock on December 29, 2006 on the New York Stock Exchange.

	Option Awards(1)					Stock Awards(2)
			Equity
			Incentive					Equity
			Plan					Incentive
			Awards:					Plan
	Number of	Number of	Number of					Awards:	Equity Incentive
	Securities	Securities	Securities					Number of	Plan Awards: Market
	Underlying	Underlying	Underlying				Market Value of	Unearned	or Payout Value of
	Unexercised	Unexercised	Unexercised	Option		Number of Shares	Shares or Units	Shares, Units	Unearned Shares,
	Options	Options	Unearned	Exercise	Option	or Units of Stock	of Stock That	or Other	Units or Other
	(#)	(#)	Options	Price	Expiration	That Have Not	Have Not Vested	Rights That Have	Rights That Have
Name	Exercisable	Unexercisable	(#)	($)	Date	Vested (#)	($)	Not Vested (#)	Not Vested ($)(3)

Raymond W. McDaniel	29,300			$12.89	07/01/2008			55,758	$3,850,647

	30,282			$9.04	09/01/2008

	14,718			$9.52	09/16/2008

	39,740			$10.99	12/21/2009

	44,120			$10.71	01/19/2010

	300,000			$14.06	10/03/2010

	230,000			$19.99	02/07/2012

	159,000	53,000		$21.27	02/07/2013

	82,500	82,500		$32.41	02/09/2014

	41,875	125,625		$41.69	02/22/2015

		114,223		$63.09	02/08/2016

Linda S. Huber(4)	16,666	50,001		$44.99	07/01/2015			20,399	1,408,755

		45,000		$63.09	02/08/2016

Jeanne M. Dering	126,000			$14.06	10/03/2010			19,158	1,323,051

	100,000			$19.99	02/07/2012

	69,000	23,000		$21.27	02/07/2013

	37,500	37,500		$32.41	02/09/2014

	16,750	50,250		$41.69	02/22/2015

		35,000		$63.09	02/08/2016

John J. Goggins	70,000			$19.99	02/07/2012			12,949	894,258

	48,000	16,000		$21.27	02/07/2013

	23,250	23,250		$32.41	02/09/2014

	10,887	32,663		$41.69	02/22/2015

		24,500		$63.09	02/08/2016

Jennifer Elliott	1,740			$10.99	12/21/2009			7,188	496,403

	10,000	5,000		$21.27	02/07/2013

	6,750	6,750		$32.41	02/09/2014

	5,695	17,085		$41.69	02/22/2015

		15,000		$63.09	02/08/2016

(1)	Option awards are exercisable in four equal, annual installments beginning on the first anniversary of the date of grant. The grant date for options is ten years earlier than the Option Expiration Date reported in this table.

(2)	Subject to the Named Executive Officer’s continued employment through each vesting date, the vesting of restricted stock awards in any one year generally depends on the financial performance of the Company. Twenty-five percent of the total number of shares subject to an award represents the “Target Shares” for each vesting year. If the Company’s annual operating income growth in any one year is (i) less than 10%, then 50% of the Target Shares will vest; (ii) between 10% and 15% (inclusive), then 100% of the Target Shares will vest; and (iii) greater than 15%, then 150% of the Target Shares will vest. Notwithstanding the possibility of accelerated vesting in any year of operating income growth greater than 15%, no more than 100% of the initial award will vest, and all shares will vest in full, if not previously vested, five years from the grant date, subject to the Named Executive Officer’s continued employment through such date, regardless of whether the specified performance goals have been achieved.

(3)	Value is calculated at $69.06 which is the closing price of the Common Stock on December 29, 2006.

(4)	The following weighted average assumptions were used in the Black-Scholes option valuation model to estimate the fair value of the options granted to Ms. Huber in July 2005: (i) expected holding period —

6.0 years; (ii) expected dividend yield — 0.49%; (iii) risk-free interest rate — 3.89%; and (iv) expected stock volatility — 23%.

OPTION EXERCISES AND STOCK VESTED TABLE FOR 2006

The following table sets forth information concerning the number of shares of Common Stock acquired and the value realized upon the exercise of stock options and the number of shares of Common Stock acquired and the value realized upon vesting of restricted stock awards during 2006 for each of the Company’s Named Executive Officers on an aggregated basis. In the case of stock options, the value realized is based on the market price of the Company’s Common Stock on the New York Stock Exchange at the time of exercise, and the option exercise price and in the case of restricted stock awards, the value realized is based on the average high and low market price of the Company’s Common Stock on the New York Stock Exchange on the vesting date.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized
	Acquired	Exercise	Acquired	on Vesting
Name	on Exercise (#)	($)	on Vesting (#)	($)

Raymond W. McDaniel	58,118	$3,058,665	15,608	$1,028,907
Linda S. Huber	—	—	3,706	250,970
Jeanne M. Dering	—	—	6,588	433,383
John J. Goggins	41,500	2,303,073	4,195	276,178
Jennifer Elliott	12,000	552,314	1,778	118,112

PENSION BENEFITS TABLE FOR 2006

The following table sets forth information with respect to each defined benefit pension plan that provides for payments or other benefits at, following, or in connection with retirement to the Named Executive Officers.

		Number of		Payments
		Years Credited	Present Value of	During Last
		Service	Accumulated	Fiscal Year
Name	Plan Name	(#)(1)	Benefit ($)	($)

Raymond W. McDaniel	Retirement Account	18.5	$182,081	—
	Pension Benefit Equalization Plan	18.5	685,217	—
	Supplemental Executive Benefit Plan	19.833	5,878,406	—
Linda S. Huber	Retirement Account	0.5833	9,461	—
	Pension Benefit Equalization Plan	0.5833	2,378	—
	Supplemental Executive Benefit Plan	1.667	153,672	—
Jeanne M. Dering	Retirement Account	19.5	203,220	—
	Pension Benefit Equalization Plan	19.5	360,093	—
	Supplemental Executive Benefit Plan	20.917	4,406,180	—
John J. Goggins	Retirement Account	6.833	60,826	—
	Pension Benefit Equalization Plan	6.833	100,553	—
	Supplemental Executive Benefit Plan	7.917	603,950	—
Jennifer Elliott	—	n/a	n/a	—

(1)	The credited service for the Retirement Account and the PBEP is based on service from the date the individual became a participant in the plan. Individuals become participants in the plan on the first day of the month coincident with or next following the completion of one year of service. The SEBP provides credited service from the participant’s date of hire with Moody’s. For Mr. McDaniel and Ms. Dering, the date of participation in the Retirement Account is based on an earlier plan provision that provided for individuals to become participants on the January 1 or July 1 following the completion of one year of service.

The Company provides retirement benefits to the Named Executive Officers under three defined benefit pension plans: the Moody’s Corporation Retirement Account (the “Retirement Account”), the Moody’s Corporation Pension Benefit Equalization Plan (the “PBEP”), and the Moody’s Corporation Supplemental Executive Benefit Plan (the “SEBP”). The Retirement Account is a broad-based tax-qualified defined benefit pension plan. The PBEP is a non-tax-qualified defined benefit pension plan that restores benefits to participants that would otherwise be lost under the Retirement Account due to limitations under the federal income tax laws on the provision of benefits under tax-qualified defined benefit pension plans. The Retirement Account, together with the PBEP, provides retirement income based on a percentage of annual compensation. The SEBP is a non-tax-qualified supplemental executive retirement plan that provides more generous benefits than the PBEP for designated senior executive officers of the Company.

None of the Named Executive Officers are currently eligible for early retirement under any of the Company’s defined benefit pension plans.

Except as described in the following sentence, the assumptions made in computing the present value of the accumulated benefits of the Named Executive Officers are incorporated herein by reference to the discussion of those assumptions under the heading “Pension and Other Post-Retirement Benefits” in the Management’s Discussion and Analysis and Note 10 to the financial statements as contained in the Company’s Annual Report on Form 10-K filed with the Commission on March 1, 2007. The assumed retirement age used in computing the present value of the accumulated benefits of the Named Executive Officers was age 65 in the case of the Retirement Account, age 65 in the case of the PBEP, and age 55 in the case of the SEBP.

The material terms of the Retirement Account, the PBEP, and the SEBP are as follows:

Moody’s Corporation Retirement Account

All U.S. employees are eligible to participate in the Retirement Account after attaining age 21 and completing one year of service with the Company. Participants earn one month of credited service for each month or fraction thereof from the date they become eligible to participate in the plan. The Retirement Account is a cash balance plan providing benefits that grow monthly as hypothetical account balances, which are credited with interest and pay-based credits. Interest credits are based on a 30-year Treasury interest rate equivalent with a minimum compounded annual interest rate of 3%. Pay-based credits are amounts allocated to each participant’s hypothetical account based upon a percentage of monthly pensionable compensation. The percentage of compensation allocated annually ranges from 3% to 12.5%. Each participant’s pay-based credit percentage is based on their attained age and credited service. Compensation is based on actual earnings which include base salary, regular bonus (or annual incentive award), overtime, and commissions. Severance pay, contingent payments, and other forms of special remuneration are excluded.

Participants vest in their benefits after completing five years of service with the Company. Upon termination of employment, a participant may elect to receive an immediate lump sum distribution equal to 50% of his or her cash balance account. The remaining 50% of the cash balance account must be received in the form of an annuity upon retirement at age 55 or later. The normal retirement age under the Retirement Account is age 65, but participants who have attained age 55 with at least 10 years of service may elect to retire early. Upon retirement, participants can choose among the various actuarially equivalent forms of annuities offered under the plan.

Moody’s Corporation Pension Benefit Equalization Plan

The PBEP is a non-tax-qualified defined benefit pension plan that restores benefits to participants whose pensionable compensation exceeds the limitations under the federal income tax laws on the provision of benefits under tax-qualified defined benefit pension plans. For 2006, this limitation was $220,000. The provisions of the PBEP are the same as those of the Retirement Account. Upon attaining age 55 with at least 10 years of service, participants may elect to retire. Participants generally receive their benefit in the same annuity form as they elected in the Retirement Account at age 55 or later. A lump sum form of payment is available to any participant if at least 12 months prior to retirement or termination of employment he or she makes an election to receive a lump sum distribution of up to 100% of his or her benefit upon retirement.

Moody’s Corporation Supplemental Executive Benefit Plan

The SEBP is a non-tax-qualified defined benefit pension plan designed to ensure the payment of a competitive level of retirement income and disability benefits to participants. A key management employee of the Company who is responsible for the management, growth, or protection of the Company’s business who is designated in writing by the Chief Executive Officer and approved by the Compensation Committee is eligible to participate in the plan on the effective date of his or her designation. The target retirement benefit for a participant is equal to 2% of average final compensation for each year of credited service up to 30 years of credited service, for a maximum benefit of 60% of average final compensation. This target benefit is offset by other pension benefits earned under the Retirement Account and PBEP, as well as benefits payable from Social Security and other pension benefits payable by the Company.

Participants earn one month of credited service for each month or fraction thereof that they are employed by the Company. Eligible compensation includes base salary, annual incentive awards, commissions, lump sum payments in lieu of foregone merit increases, “bonus buyouts” as the result of job changes, and any portion of such amounts voluntarily deferred or reduced by the participant under any Company employee benefit plan. Average final compensation is the highest consecutive 60 months of eligible compensation in the last 120 months of employment.

The SEBP also provides a temporary disability benefit in the event of a participant’s total and permanent disability. This disability benefit is equal to 60% of the 12 months of compensation earned by the participant immediately prior to the date of disability. The disability benefit is offset by any other disability income and/or pension income the participant is already receiving. Payment of the temporary disability benefit continues during the participant’s period of disability, but no later than age 65. During the period of total and permanent disability, a participant continues to earn credited service for retirement purposes.

Participants vest in their benefits after completing five years of service with the Company. Benefits are payable at the later of age 55 or termination of employment. For participants who terminate their employment prior to attaining age 55, benefits must commence at age 55 and their SEBP benefit will be reduced by 60% for early retirement. If a participant or vested former participant retires directly from the Company after age 55 and before age 60 without the Company’s consent, his or her retirement benefit is reduced by 3% for each year or fraction thereof that retirement commences prior to reaching age 60. If a participant retires directly from the Company on or after age 55 with the Company’s consent, benefits are not reduced for commencement prior to age 60.

The normal form of payment under the SEBP is a single-life annuity for non-married participants or a fully-subsidized 50% joint and survivor annuity for married participants. Participants may receive up to 100% of their benefit in the form of a lump-sum distribution by making a written election at least 12 months prior to termination of employment.

NONQUALIFIED DEFERRED COMPENSATION TABLE

None of the Named Executive Officers of Moody’s participated in any nonqualified deferred compensation plans in 2006.

POTENTIAL PAYMENTS UPON
TERMINATION OR CHANGE IN CONTROL

The information below reflects the amount of compensation that would become payable to each of the Named Executive Officers under certain existing plans and arrangements if the executive’s employment had terminated under the specified circumstances or if there had been a change in control on December 31, 2006, given the named executive’s compensation and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits that may be available to the executive prior to the occurrence of any termination of employment, including under exercisable stock options held by the executive, and benefits available generally to salaried employees, such as distributions under the Company’s tax-qualified defined contribution plan and accrued vacation pay. In addition, in connection with any event including or other than those described below, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Company determines appropriate.

The actual amounts that would be paid upon a Named Executive Officer’s termination of employment can be determined only at the time of such executive’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s then current compensation.

Moody’s Corporation Career Transition Plan

Each of the Company’s Named Executive Officers currently participates in the Moody’s Corporation Career Transition Plan. This plan generally provides for the payment of benefits if an eligible executive officer’s employment terminates for one of several specified events: a reduction in force, a job elimination, unsatisfactory job performance (not constituting cause), or a mutually agreed upon resignation.

The plan does not cover employment terminations resulting from a unilateral resignation, a termination of employment for cause, a sale, merger, spin-off, reorganization, liquidation, or dissolution of the Company, or where the Named Executive Officer takes a comparable position with an affiliate of the Company. “Cause” means willful malfeasance or misconduct, a continuing failure to perform his or her duties, a failure to observe the material policies of the Company, or the commission of a felony or any misdemeanor involving moral turpitude.

In the event of an eligible termination of employment, a Named Executive Officer may be paid 52 weeks of salary continuation (26 weeks if the executive officer is terminated by the Company for unsatisfactory performance), payable at the times the executive officer’s salary would have been paid if employment had not terminated. For this purpose, salary consists of the Named Executive Officer’s annual base salary at the time of termination of employment. In addition, the Named Executive Officer may receive continued medical, dental, and life insurance benefits during the applicable salary continuation period and will be entitled to such outplacement services during the salary continuation period as are being generally provided by the Company to its employees.

Except in the case of a termination of employment by the Company for unsatisfactory performance, the Named Executive Officer also may receive:

•	a prorated portion of the actual annual cash incentive for the year of termination of employment that would have been payable to the executive officer under the annual cash incentive plan in which the executive officer was participating at the time of termination, provided that the executive officer was employed for at least six full months during the calendar year of termination;

•	financial planning and counseling services during the salary continuation period to the same extent afforded immediately prior to termination of employment.

The plan gives the Company’s Chairman and Chief Executive Officer the discretion to reduce or increase the benefits otherwise payable to, or otherwise modify the terms and conditions applicable to, a Named Executive Officer under the plan.

The receipt of any benefits under the plan is contingent upon the affected Named Executive Officer signing a severance and release agreement that prohibits him or her from engaging in conduct that is detrimental to the Company, such as working for certain competitors, soliciting customers or employees after employment ends, and disclosing confidential information the disclosure of which would result in competitive harm to us.

The estimated payments and benefits that would be provided to each Named Executive Officer under each circumstance that is covered by the Career Transition Plan are listed in the tables below.

Potential Payments and Benefits Upon a Termination of Employment
By Reason of a Reduction in Force, Job Elimination,
or a Mutually Agreed Upon Resignation(1)

			Cash
			Payments in	Medical,
			Lieu of	Dental, and
			Performance-	Life	Out-
	Salary	Annual Cash	Based	Insurance	Placement
	Continuation	Incentive	Awards	Benefits	Services	Total
Name	($)	($)	($)	($)	($)	($)

Raymond W. McDaniel	$900,000	$1,320,000	—	—	$25,000	$2,245,000
Linda S. Huber	475,500	468,700	—	—	25,000	969,200
Jeanne M. Dering	471,800	448,200	—	—	25,000	945,000
John J. Goggins	351,000	270,600	—	—	25,000	646,600
Jennifer Elliott	333,387	187,371	—	—	25,000	545,758

(1)	For purposes of this analysis, the following assumptions were used:

•	the date of termination of employment was December 31, 2006;

•	each Named Executive Officer’s base salary was the amount paid in fiscal 2006 and is continued for a period of 52 weeks; and

•	each Named Executive Officer’s annual cash incentive is equal to 100% of the target amount under the annual cash incentive program.

Potential Payments and Benefits Upon a Termination of Employment
By Reason of Unsatisfactory Job Performance
(Not Constituting Cause)(1)

		Medical,
		Dental, and
		Life	Out-
	Salary	Insurance	Placement
	Continuation	Benefits	Services	Total
Name	($)	($)	($)	($)

Raymond W. McDaniel	$450,000	—	$25,000	$475,000
Linda S. Huber	237,750	—	25,000	262,750
Jeanne M. Dering	235,900	—	25,000	260,900
John J. Goggins	175,500	—	25,000	200,500
Jennifer Elliott	166,694	—	25,000	191,694

(1)	For purposes of this analysis, the following assumptions were used:

•	the date of termination of employment was December 31, 2006; and

•	each Named Executive Officer’s base salary was the amount paid in fiscal 2006 and is continued for a period of 26 weeks.

Other Potential Payments Upon Termination of Employment

Except for the Career Transition Plan and as provided below, the Company does not have any other contracts, agreements, plans, or arrangements that provide for payments to a Named Executive Officer at, following, or in connection with a termination of employment or a change in control of the Company or a change in the Named Executive Officer’s responsibilities.

The Company’s 2001 Stock Incentive Plan provides for vesting of outstanding stock options and restricted stock awards under certain circumstances as follows:

•	in the event of the death or disability of a Named Executive Officer after the first anniversary of the date of grant of a stock option, the unvested portion of such stock option will immediately vest in full and such portion may thereafter be exercised during the shorter of (a) the remaining stated term of the stock option or (b) five years after the date of death or disability;

•	in the event of the retirement of a Named Executive Officer after the first anniversary of the date of grant of a stock option, the unvested portion of such stock option will continue to vest in full during the shorter of (a) the remaining stated term of the stock option or (b) five years after the date of retirement;

•	in the event of a termination for any reason other than death, disability or retirement, an unexercised stock option may thereafter be exercised during the period ending 30 days after the date of termination, but only to the extent such stock option was exercisable at the time of termination;

•	in the event of the death, disability, or retirement of a Named Executive Officer after the first anniversary of the date of grant of a restricted stock award, the award will immediately vest in full;

•	in the event of termination for any reason other than death, disability or retirement, after the first anniversary of the date of grant of a restricted stock award, the award shall be forfeited; and

•	in the event of a change in control of the Company, the unvested portion of all outstanding stock options and restricted stock awards vest in full.

Potential Payments and Benefits Upon a Termination of
Employment by Reason of Death, Disability, or Retirement, or
Following a Change in Control of the Company(1)

		Restricted Stock
	Stock Options	Awards	Total
Name	($)	($)	($)

Raymond W. McDaniel	$57,772,337	$1,357,996	$59,130,333
Linda S. Huber	1,605,008	426,722	2,031,730
Jeanne M. Dering	20,816,740	559,248	21,375,988
John J. Goggins	9,390,209	359,595	9,749,804
Jennifer Elliott	1,936,281	169,059	2,105,340

(1)	For purposes of this analysis, the following assumptions were used:

•	the date of termination of employment or the change in control of the Company was December 31, 2006; and

•	the market price per share of the Company’s Common Stock on December 29, 2006 which was $69.06 per share, the closing price of the Common Stock on that date.

THE GOVERNANCE AND COMPENSATION COMMITTEE

The functions of the Governance and Compensation Committee include identifying and evaluating possible candidates to serve on the Board and recommending director nominees for approval by the Board and the Company’s stockholders. The Governance and Compensation Committee also considers and makes recommendations to the Board of Directors concerning the size, structure, composition and functioning of the Board and its committees, oversees the evaluation of the Board, and develops and reviews the Company’s Corporate Governance Principles.

The Governance and Compensation Committee oversees the Company’s overall compensation structure, policies and programs, and assesses whether the Company’s compensation structure establishes appropriate incentives for management and employees. The Committee also oversees the evaluation of senior management (including by reviewing and approving performance goals for the Company’s executive officers, including the CEO, and by evaluating their performance) and oversees, and makes recommendations to the Board regarding, compensation arrangements for the CEO and for certain other executive officers. The CEO makes recommendations to the Committee regarding the amount and form of executive compensation. For a description of this process, see “Base Salary,” “Annual Cash Incentive Awards” and “Long Term Equity Incentive Compensation” in the Compensation Discussion and Analysis on page 21. The Committee annually reviews the compensation of directors for service on the Board and its committees and recommends changes in compensation to the Board. The Committee administers and makes recommendations to the Board with respect to the Company’s incentive compensation and equity-based compensation plans that are subject to Board approval, including the Company’s key employees’ stock incentive plans. The Committee is empowered to retain, at the Company’s expense, such consultants, counsel or other outside advisors as it determines appropriate to assist it in the performance of its functions. In 2006, to assist in the development of targeted compensation levels, the Committee retained a compensation consultant, Johnson & Associates, which specializes in working with financial services companies. The consultant reports directly and exclusively to the Committee and provides analysis and recommendations with regard to design, amount and terms of cash, equity and benefits for executive and director compensation at Moody’s. It also provides analysis regarding external benchmarking and general trends in financial services compensation. This consultant performed no other work for the Company. All work that the consultant does perform must be approved by the Committee.

The members of the Governance and Compensation Committee are Dr. McKinnell (Chairman), Mr. Anderson, Mr. Glauber, Mr. Kist, Senator Mack, Ms. Newcomb and Mr. Wulff, each of whom is independent under NYSE rules and under the Company’s Corporate Governance Principles.

The Governance and Compensation Committee met four times during 2006.

REPORT OF THE GOVERNANCE AND COMPENSATION COMMITTEE

The Governance and Compensation Committee, which is composed solely of independent members of the Board of Directors, assists the Board in fulfilling its oversight responsibility relating to, among other things, establishing and reviewing compensation of the Company’s executive officers. In this context, the Governance and Compensation Committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis. Following the reviews and discussions referred to above, the Governance and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Governance and Compensation Committee

Henry A. McKinnell, Jr., Chairman
Basil L. Anderson
Robert R. Glauber
Ewald Kist
Connie Mack
Nancy S. Newcomb
John K. Wulff

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions. Special rules apply to executive officers and directors who engage in conduct that creates an actual, apparent or potential conflict of interest. Before engaging in such conduct, such executive officers and directors must make full disclosure of all the facts and circumstances to the general counsel and Chairman of the Audit Committee, and obtain the prior written approval of the Board of Directors. All conduct is reviewed in a manner so as to (i) maintain the Company’s credibility in the market, (ii) maintain the independence of the Company’s employees and (iii) ensure that all business decisions are made solely on the basis of the best interests of the Company and not for personal benefit. These procedures are addressed in the Company’s Code of Business Conduct.

ITEM 4 — STOCKHOLDER PROPOSAL

Mr. Nick Rossi, P.O. Box 249, Boonville, California 95415, the beneficial owner of 1,200 shares of Common Stock, as custodian for Katrina Wubbolding, has given notice of his intention, through his designee, Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, and/or Mr. Chevedden’s designee, to make the following proposal at the Annual Meeting.

4 — Elect Each Director Annually

RESOLVED:  Comprehensive commitment to adopt annual election of each director. Shareholders request that our Directors take the steps necessary, in the most expeditious manner possible, to adopt annual election of each director. This includes using all means in our Board’s power such as corresponding special company solicitations and one-on-one management contacts with major shareholders to obtain the vote required for formal adoption of this proposal topic.

This also includes complete transition from the current staggered system to 100% annual election of each director in one election cycle if feasible. Also to transition solely through direct action of our board if feasible.

This topic won our 50%+ support at our 2006 annual meeting. The Council of Institutional Investors www.cii.org formally recommends adoption of shareholder proposals without waiting for a second 50%+ or higher vote. At least one proxy advisory service has recommended a no-vote for directors who do not adopt a shareholder proposal after it wins one majority vote. This topic also won a 67% yes-vote average at 43 major companies in 2006.

Arthur Levitt, Chairman of the Securities and Exchange Commission, 1993-2001 said: “In my view it’s best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them.”

It is important to take a step forward and support this one proposal since our 2006 governance standards were not impeccable. For instance in 2006 it was reported (and certain concerns are noted):

•	We had no Independent Chairman and not even a Lead Director — Independent oversight concern.

•	Shareholders were only allowed to vote on individual directors once in 3-years — Accountability concern.

•	Our directors can be elected with a single yes-vote from our 280 million shares under our obsolete plurality voting.

•	An awesome 80% shareholder vote was required to make certain key changes — Entrenchment concern.

•	Cumulative voting was not permitted.

•	Our directors were protected by a poison pill with a 15% trigger — Accountability concern.

•	Our full Board met only 6-times in a full year — Commitment concern.

Additionally:

•	Three of our directors also served on boards rated D by the Corporate Library:

1.	Dr. McKinnell	Pfizer Co. (PFE)	D-rated
2.	Sen. Mack	Genzyme (GENZ)	D-rated
3.	Mr. Wulff	Fannie Mae (FNM)	D-rated

The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes for annual election of each director.

Elect Each Director Annually

Yes on 4

Statement of the Board of Directors in Opposition to the Stockholder Proposal

The Board of Directors unanimously recommends that stockholders vote AGAINST this proposal.

Under the Company’s Certificate of Incorporation, the Board is divided into three classes with directors elected to staggered three-year terms. Approximately one-third of the directors stand for election each year, and a majority of the Board can be replaced in the course of two annual meetings occurring approximately one year apart. The Board has carefully assessed whether to maintain this structure, including the voting results on a comparable proposal at last year’s annual meeting which received the affirmative vote of 49.5% of the shares present and voting at the meeting and 37.7% of the total shares outstanding as of the 2006 record date. The Board recognizes that at some companies a classified board structure may be viewed as reducing accountability of the Board to stockholders. However, the Board believes that the Company has demonstrated its ability to maintain accountability and to enhance stockholder value under the Company’s existing governance structure. In addition, due to the nature of the Company’s business, the Company benefits from the classified board structure through enhanced stability and the ability to pursue long-term strategies in a unique and dynamic economic and regulatory environment.

Corporate Governance/Independent Oversight.  During the last year, the Board has appointed a Lead Independent Director and empowered that position with a number of responsibilities as described on page 5. The Board believes this will further promote open discussion among the non-management directors and will enhance the Company’s independent oversight.

Increased Stability.  Moody’s primary business of assessing and issuing credit ratings depends in part upon maintaining the confidence of the marketplace and of regulators that the Company’s ratings processes are stable, methodical and free from improper influence. The Board believes that its business reputation benefits from stability at the corporate level and that the classified board structure promotes that stability by buffering the Company from potential hostile acquirors or arbitragers that may have only a short-term focus. The classified board structure does not insulate the Company from potential acquisitions or changes in the composition of the Board, and it does not alter the fiduciary responsibility of directors in responding to any such efforts. Instead, it serves to ensure that any person seeking to effect a change in control proceeds at a reasonable pace and either negotiates with the Board or takes its views to stockholders over a period of at least two annual meetings. With over two-thirds of directors independent and possessing a historical perspective of the Company’s operations and experience in the industry in which the Company operates, the Board believes that it is well positioned to evaluate the Company’s value and pursue a course of action designed to maximize stockholder value, particularly in the context of a hostile takeover. In addition, because the Company does not enter into employment agreements with its senior management, stability at the Board level serves as a balance and not as an entrenchment vehicle.

Improved Long-Term Planning.  The nature of the Company’s business and the economic and regulatory environment in which it operates are unique and constantly evolving. The Board believes that the continuity made possible by the classified board structure is essential to the proper oversight of a company operating in this environment. As a result of the existing structure, at any given time a majority of the Company’s directors have prior experience as a Company director and thus solid knowledge of the Company’s complex business and long-term strategy. The Board believes that the classified structure may also strengthen the ability of the Company to recruit high quality directors who are willing to make a significant commitment to the Company and its stockholders for the long term. The Board believes that the Company has benefited from this long-term focus. The Company has recently recorded significant year-over-year increases in revenue. For full year 2006 versus 2005, and full year 2005 versus 2004, revenue increased by 18% and 20%, respectively. The Board believes that experienced directors who are knowledgeable about the Company’s business environment are a valuable resource and are better positioned to make decisions that are in the best interests of the Company and its stockholders.

Board Accountability.  The Board believes that the benefits of the current classified board structure do not compromise the directors’ accountability to stockholders and that the Board’s and Company’s performance demonstrates the Board’s commitment to enhancing shareholder value. Directors elected to three-year terms are equally accountable to stockholders as directors elected annually, since all directors are required to uphold their fiduciary duties to the Company and its stockholders, regardless of the length of their term of office. The Board also believes that through the operation of its existing procedures, including the existence of a director retirement policy and the addition of several new directors in recent years, it is able to assure stockholders that its Board composition is appropriate. Significant regulatory changes coupled with the public scrutiny of public company directors in recent years, also have exacted additional avenues for accountability.

Based on the foregoing, the Board has concluded that the Company’s classified board structure continues to promote the best interests of the stockholders.

The Board of Directors therefore recommends a vote AGAINST this stockholder proposal.

OTHER BUSINESS

The Board of Directors knows of no business other than the matters set forth herein which will be presented at the Annual Meeting. Inasmuch as matters not known at this time may come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the Annual Meeting, and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Stockholder proposals which are being submitted for inclusion in the Company’s proxy statement and form of proxy for the 2008 annual meeting of stockholders must be received by the Company at its principal executive offices no later than November 22, 2007. Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Exchange Act.

Under the Company’s By-Laws, stockholder proposals which are being submitted other than for inclusion in the Company’s proxy statement and form of proxy for the 2008 annual meeting of stockholders must be received by the Corporate Secretary of the Company at its principal executive offices no earlier than January 25, 2008 and no later than February 14, 2008. Such proposals when submitted must be in full compliance with applicable law and the Company’s By-Laws. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), such proposal must be received by the Company on or prior to February 14, 2008.

March 21, 2007

APPENDIX A — AMENDED AND RESTATED 2001 MOODY’S CORPORATION
KEY EMPLOYEES’ STOCK INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) Act:  The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b) Affiliate:  Any entity (i) 20% or more of the voting equity of which is owned or controlled directly or indirectly by the Company, or (ii) that had been a business, division or subsidiary of the Company, the equity of which has been distributed to the Company’s shareholders, even if the Company thereafter owns less than 20% of the voting equity.

(c) Award:  An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

(d) Beneficial Owner:  As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e) Board:  The Board of Directors of the Company.

(f) Change in Control:  The occurrence of any of the following events:

(i) any “Person” as such term is used in Section 13(d) and 14(d) of the Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(f)(i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s securities) whose election by the Board or nomination for election by the Company’s stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no Person would hold 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(g) Code:  The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h) Committee:  The Governance and Compensation Committee of the Board, or any successor thereto or other committee designated by the Board to assume the obligations of the Committee hereunder.

(i) Company:  Moody’s Corporation, a Delaware corporation.

(j) Disability:  Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

(k) Effective Date:  The date on which the Plan takes effect, as defined pursuant to Section 17 of the Plan.

(l) Fair Market Value:  On a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

(m) ISO:  An Option that is also an incentive stock option granted pursuant to Section 7(d) of the Plan.

(n) LSAR:  A limited stock appreciation right granted pursuant to Section 8(d) of the Plan.

(o) Other Stock-Based Awards:  Awards granted pursuant to Section 9 of the Plan.

(p) Option:  A stock option granted pursuant to Section 7 of the Plan.

(q) Option Price:  The purchase price per Share of an Option, as determined pursuant to Section 7(a) of the Plan.

(r) Participant:  An individual who is selected by the Committee to participate in the Plan pursuant to Section 5 of the Plan.

(s) Performance-Based Awards:  Other Stock-Based Awards granted pursuant to Section 9(b) of the Plan.

(t) Person:  As such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(u) Plan:  The Amended and Restated 2001 Moody’s Corporation Key Employees’ Stock Incentive Plan.

(v) Post-Retirement Exercise Period:  As such term is defined in Section 7(f) of the Plan.

(w) Restricted Stock:  Restricted stock granted pursuant to Section 9 of the Plan.

(x) Restricted Stock Unit:  A restricted stock unit representing a right to acquire a fixed number of Shares at a future date, granted pursuant to Section 9 of the Plan.

(y) Retirement:  Termination of employment with the Company or an Affiliate after such Participant has attained age 55 and five years of service with the Company; or, with the prior written consent of the Committee that such termination be treated as a Retirement hereunder, termination of employment under other circumstances.

(z) Shares:  Shares of common stock, par value $0.01 per Share, of the Company.

(aa) Special Exercise Period:  As such term is defined in Section 7(f) of the Plan.

(bb) Stock Appreciation Right:  A stock appreciation right granted pursuant to Section 8 of the Plan.

(cc) Subsidiary:  A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

(dd) Termination of Employment:  A Participant’s termination of employment with the Company or an Affiliate, as the case may be.

3.	Shares Subject to the Plan

The maximum number of Shares with respect to which Awards may be granted under the Plan shall be 28,600,000 (subject to adjustment in accordance with the provisions of Section 10 hereof), whether pursuant to ISOs or otherwise. Of that number, not more than 8,000,000 Shares (subject to adjustment in accordance with the provisions of Section 10 hereof) will be available for grants under the Plan of unrestricted Shares, Restricted Stock, Restricted Stock Units or any Other Stock-Based Awards pursuant to Section 9 hereof. The maximum number of Shares with respect to which Awards of any and all types may be granted during a calendar year to any Participant shall be limited, in the aggregate, to 800,000. The Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. Shares which are subject to Awards which terminate, expire, are forfeited or lapse may be utilized again with respect to Awards granted under the Plan.

4.	Administration

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto); provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the grant or the exercise of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery of Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value on the date of the exercise of an Award sufficient to satisfy the applicable withholding taxes. In addition, with the approval of the Committee, a Participant may satisfy any additional tax that the Participant elects to have the Company withhold by delivering to the Company or its designated representative Shares already owned by the Participant or, in the case of Shares acquired through an employee benefit plan, Shares held by the Participant for more than six months. If the chief executive officer of the Company is a member of the

Board, the Board by specific resolution may constitute such chief executive officer as a committee of one which shall have the authority to grant Awards of up to an aggregate of 200,000 Shares in each calendar year to Participants who are not subject to the rules promulgated under Section 16 of the Act (or any successor section thereto) or “covered employees” as defined in Section 162(m) of the Code; provided, however, that such chief executive officer shall notify the Committee of any such grants made pursuant to this Section 4.

5.	Eligibility

Key employees (but not members of the Committee or any person who serves only as a director) of the Company and its Affiliates, who are from time to time responsible for the management, growth and protection of the business of the Company and its Affiliates, and consultants to the Company and its Affiliates, are eligible to be granted Awards under the Plan. Participants shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of Shares to be covered by the Awards granted to each Participant.

6.	Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

7.	Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified, incentive or other stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a) Option Price.  The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b) Exercisability.  Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c) Exercise of Options.  Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 7 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such shares of Common Stock have been held by the Participant for no less than six months, (iii) partly in cash and partly in such Shares, (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased, or (v) through such other means as shall be prescribed in the Award agreement. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the occurrence of the exercise date (determined as set forth above) and, if applicable, the satisfaction of any other conditions imposed by the Committee pursuant to the Plan.

(d) ISOs.  The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). Unless otherwise permitted under Section 422 of the Code (or any successor section thereto), no ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. Notwithstanding Section 5 hereof, ISOs may be granted solely to employees of the Company and its Subsidiaries.

(e) Exercisability Upon Termination of Employment by Death or Disability.  Upon a Termination of Employment by reason of death or Disability, in either case after the first anniversary of the date of grant of an Option, (i) the unexercised portion of such Option shall immediately vest in full and (ii) such portion may thereafter be exercised during the shorter of (A) the remaining stated term of the Option or (B) five years after the date of death or Disability.

(f) Exercisability Upon Termination of Employment by Retirement.  Upon a Termination of Employment by reason of Retirement after the first anniversary of the date of grant of an Option, an unexercised Option may thereafter be exercised during the shorter of (i) the remaining stated term of the Option or (ii) five years after the date of such Termination of Employment (the “Post-Retirement Exercise Period”), but only to the extent to which such Option was exercisable at the time of such Termination of Employment or becomes exercisable during the Post-Retirement Exercise Period as if such Participant were still employed by the Company or an Affiliate; provided, however, that if a Participant dies within a period of five years after such Termination of Employment, an unexercised Option may thereafter be exercised, during the shorter of (i) the remaining stated term of the Option or (ii) the period that is the longer of (A) five years after the date of such Termination of Employment or (B) one year after the date of death (the “Special Exercise Period”), but only to the extent to which such Option was exercisable at the time of such Termination of Employment or becomes exercisable during the Special Exercise Period.

(g) Effect of Other Termination of Employment.  Upon a Termination of Employment for any reason (other than death, Disability or Retirement after the first anniversary of the date of grant of an Option as described above), an unexercised Option may thereafter be exercised during the period ending 30 days after the date of such Termination of Employment, but only to the extent to which such Option was exercisable at the time of such Termination of Employment. Notwithstanding the foregoing, the Committee may, in its sole discretion, either by prior written agreement with the Participant or upon the occurrence of a Termination of Employment, accelerate the vesting of unvested Options held by a Participant if such Participant’s Termination of Employment is without “cause” (as such term is defined by the Committee in its sole discretion) by the Company.

(h) Nontransferability of Stock Options.  Except as otherwise provided in this Section 7(h), a stock option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and during the lifetime of a Participant an option shall be exercisable only by the Participant. An option exercisable after the death of a Participant or a transferee pursuant to the following sentence may be exercised by the legatees, personal representatives or distributees of the Participant or such transferee. The Committee may, in its discretion, authorize all or a portion of the options previously granted or to be granted to a Participant, other than ISOs, to be on terms which permit irrevocable transfer for no consideration by such Participant to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of the Participant, any trust in which these persons have more than 50% of the beneficial interest, any foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests (“Eligible Transferees”), provided that (i) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section and (ii) subsequent transfers of transferred options shall be prohibited except those in accordance with the first sentence of this Section 7(h). The Committee may, in its discretion, amend the definition of Eligible Transferees to conform to the coverage rules of Form S-8 under the Securities Act of 1933 or any comparable Form from time to time in effect. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of

Termination of Employment of Sections 7(e), 7(f) and 7(g) hereof shall continue to be applied with respect to the original Participant, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified, in Sections 7(e), 7(f) and 7(g). The Committee may delegate to a committee consisting of employees of the Company the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of options eligible to transfer options, as well as to make other determinations with respect to option transfers.

8.	Terms and Conditions of Stock Appreciation Rights

(a) Grants.  The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 8 (or such additional limitations as may be included in an Award agreement).

(b) Terms.  The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant to exercise the Stock Appreciation Right in whole or in part and, upon such exercise, to receive from the Company an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the portion of the Stock Appreciation Right so exercised. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash, valued at such Fair Market Value, all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c) Limitations.  The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

(d) Limited Stock Appreciation Rights.  The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term “Stock Appreciation Right” is used in the Plan, such term shall include LSARs.

9.	Other Stock-Based Awards

(a) Generally.  The Committee, in its sole discretion, may grant Awards of unrestricted Shares, Restricted Stock, Restricted Stock Units and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (collectively, “Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof).

(b) Performance-Based Awards.  Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 9 may be granted in a manner that will enable the Company to deduct any amount paid by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of one or more pre-established, objective performance goals established in writing by the Committee, for a performance period established by the Committee, (i) at a time when the outcome for that performance period is substantially uncertain and (ii) not later than 90 days after the commencement of the performance period to which the performance goal relates, but in no event after 25% of the relevant performance period has elapsed. The performance goals shall be based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (xix) return on assets. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items or accounting changes. The maximum amount of a Performance-Based Award to any Participant with respect to a fiscal year of the Company shall be $5,000,000. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Sections 162(m) and 409A of the Code, elect prior to the commencement of the relevant services or, if the Performance-Based Award constitutes performance-based compensation within the meaning of Section 409A(a)(4)(B)(iii) of the Code and is based on services performed over a period of at least 12 months, at any time but no later than six months before the end of the applicable performance period, to defer payment of a Performance-Based Award until a fixed date or the date of Participant’s separation from service with the Company and its Affiliates (or six months following such separation if required by Section 409A of the Code), as specified in the election to defer.

(c) Terms and Conditions of Restricted Stock and Restricted Stock Units.

(i) Grant.  Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an agreement in form approved by the Committee. The vesting of a Restricted Stock Award or Restricted Stock Unit granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or an Affiliate, upon attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

(ii) Receipt of Restricted Stock.  As soon as practicable after an Award of Restricted Stock has been made to a Participant, there shall be registered in the name of such Participant or of a nominee the number of

Shares of Restricted Stock so awarded. Except as provided in the applicable agreement, no Shares of Restricted Stock may be assigned, transferred or otherwise encumbered or disposed of by the Participant until such Shares have vested in accordance with the terms of such agreement. If and to the extent that the applicable agreement so provides, a Participant shall have the right to vote and receive dividends on the Shares of Restricted Stock granted to him or her under the Plan. Unless otherwise provided in the applicable agreement, any Shares received as a dividend on such Restricted Stock or in connection with a stock split of the Shares of Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

(iii) Payments Pursuant to Restricted Stock Units.  Restricted Stock Units may not be assigned, transferred or otherwise encumbered or disposed of by the Participant until such Restricted Stock Units have vested in accordance with the terms of the applicable agreement. Upon the vesting of the Restricted Stock Unit (unless a deferral election as described in the following sentence has been made), certificates for Shares shall be delivered to the Participant or his legal representative on the last business day of the calendar quarter in which such vesting event occurs or as soon thereafter as practicable, in a number equal to the Shares covered by the Restricted Stock Unit. A Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Sections 162(m) and 409A of the Code, elect prior to the grant of the Restricted Stock Unit and the commencement of the relevant services or, if the Restricted Stock Unit constitutes performance-based compensation within the meaning of Section 409A(a)(4)(B)(iii) of the Code and is based on services performed over a period of at least 12 months, at any time but no later than six months before the end of the applicable performance period, to defer receipt of his certificates beyond the vesting date until a fixed date or the date of the Participant’s separation from service with the Company and its Affiliates (or six months following such separation from service if required by Section 409A of the Code), as specified in the election to defer.

(iv) Effect of Termination of Employment or Death.  Upon a Termination of Employment by reason of death, Disability or Retirement, in each case after the first anniversary of the date of the Award of Restricted Stock or Restricted Stock Units, the Restricted Stock or Restricted Stock Units shall immediately vest in full and all restrictions on such Awards shall terminate. Upon a Termination of Employment for any reason other than death, Disability or Retirement after the first anniversary of the date of the Award of Restricted Stock or Restricted Stock Units, a Participant’s unvested Restricted Stock and Restricted Stock Units shall be forfeited. Notwithstanding the foregoing, the Committee may, in its sole discretion, either by prior written agreement with the Participant or upon the occurrence of a Termination of Employment, accelerate the vesting of unvested Restricted Stock or Restricted Stock Units held by the Participant if such Participant’s Termination of Employment is without “cause” (as such term is defined by the Committee in its sole discretion) by the Company.

10.	Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a) Generally.  In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of Shares or other corporate exchange or similar transaction, or any distribution to stockholders of Shares other than regular cash dividends, the Committee shall adjust the following to the extent necessary to achieve an equitable result: (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, including, without limitation, the number available for grants of unrestricted Shares, Restricted Stock, Restricted Stock Units or any Other Stock-Based Awards, and the maximum number of Shares with respect to which Awards of any and all types may be granted during a calendar year to any Participant, (ii) the Option Price and/or (iii) any other affected terms of such Awards.

(b) Change in Control.  In the event of a Change in Control, Awards granted under the Plan shall accelerate as follows: (i) each Option and Stock Appreciation Right shall become immediately vested and exercisable; provided, however, that if such Awards are not exercised prior to the date of the consummation of the Change in Control, the Committee, in its sole discretion and without liability to any person, may provide for (A) the payment of a cash amount in exchange for the cancellation of such Award and/or (B) the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards (previously granted hereunder) as of the date of the consummation of the Change in Control; (ii) restrictions on Awards of restricted shares shall lapse; and (iii) Other Stock-Based Awards shall become payable as if targets for the current period were satisfied at 100%.

11.	No Right to Employment

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the employment of such Participant.

12.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

13.	Nontransferability of Awards

Except as provided in Section 7(h) of the Plan, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant, an Award shall be exercisable only by such Participant. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this Section 13 or any part thereof (except with respect to ISOs) to the extent that this Section 13 or any part thereof is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

14.	Amendments or Termination

The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the stockholders of the Company, would (except as is provided in Section 10 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Board or the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, neither the Committee nor the Board may amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change in Control.

15.	International Participants

With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code (or any successor section thereto), the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law.

16.	Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

17.	Effectiveness of the Plan

The Plan, as amended and restated, shall be effective as of April 24, 2007, upon its approval by the stockholders at the 2007 Annual Meeting.

MOODY’S CORPORATION

NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
QUICK • EASY • IMMEDIATE • AVAILABLE 24 HOURS A DAY • 7 DAYS A WEEK

Dear Stockholder:

Moody’s Corporation encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

1.	TO VOTE OVER THE INTERNET

•	Log on to the Internet and go to the web site https://www.proxypush.com/mco

2.	TO VOTE OVER THE TELEPHONE

•	On a touch-tone telephone, call 1-866-785-4026, 24 hours a day, 7 days a week.

•	Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

THANK YOU FOR VOTING!

1-866-785-4026
CALL TOLL-FREE TO VOTE

DETACH PROXY CARD HERE
IF YOU ARE NOT VOTING
BY TELEPHONE OR INTERNET

Please sign and date below, detach and return in enclosed envelope or vote by telephone or Internet	☒ Votes must be indicated (x) in black or blue ink.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES, FOR PROPOSAL II, FOR PROPOSAL III AND AGAINST PROPOSAL IV.

The Board of Directors recommends a vote FOR its nominees, FOR Proposal II and FOR Proposal III.

1.	Election of two Class III Directors:

FOR ALL ☐	WITHHOLD FOR ALL ☐	*EXCEPTIONS ☐

Nominees for Class III: 01 — Basil L. Anderson, 02 — Raymond W. McDaniel, Jr.

* (Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name on the following blank line.)

Exceptions _ _

		FOR	AGAINST	ABSTAIN
II.	Approval of the Amended and Restated 2001 Moody’s Corporation Key Employees’ Stock Incentive Plan.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
III.	Ratification of the appointment of independent registered public accounting firm for 2007.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal IV

		FOR	AGAINST	ABSTAIN

IV.	Stockholder proposal to elect each director annually.	☐	☐	☐

And, in their discretion, in the transaction of such other business as may properly come before the Annual Meeting.

SCANLINE

Please sign exactly as the name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date	Share Owner sign here	Co-Owner sign here

ADMISSION TICKET

Moody’s Corporation
Annual Meeting of Stockholders
April 24, 2007
9:30 a.m.
99 Church Street
New York, New York 10007

MOODY’S CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD TUESDAY APRIL 24, 2007

The undersigned hereby appoints Raymond W. McDaniel, Jr., Linda S. Huber and John J. Goggins, and each of them, as proxies, each with full power of substitution, to represent the undersigned and vote all the shares of common stock of Moody’s Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 24, 2007 at 9:30 a.m., local time, at the Company’s offices at 99 Church Street, New York, New York 10007, and any adjournment or postponement thereof. The undersigned directs the named proxies to vote as directed on the reverse side of this card on the specified proposals and in their discretion on any other business which may properly come before the meeting.

This card also constitutes voting instructions to the Trustee of the Moody’s Corporation Profit Participation Plan to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of common stock of Moody’s Corporation held by the Trustee under the plan, as described in the Proxy Statement.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE NAMED PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR FOLLOW THE APPLICABLE INTERNET OR TELEPHONE VOTING PROCEDURES.

☐	Mark this box if you plan to attend the Annual Meeting.

☐	To change your address, please mark this box and indicate below.

MOODY’S CORPORATION
P.O. BOX 11067
NEW YORK, N.Y. 10203-0067

To vote by telephone or Internet, please see the reverse side of this card. To vote by mail, please sign and date this proxy card on the reverse, tear off at the perforation and mail promptly in the enclosed postage-paid envelope.